ANEXO "C"

                 DEL ACTA DE LA ASAMBLEA GENERAL EXTRAORDINARIA
              DE ACCIONISTAS DE TELEFONOS DE MEXICO, S.A. DE C.V.,
                        DE FECHA 25 DE SEPTIEMBRE DE 2000

--------------------------------------------------------------------------------

                ESTATUTOS SOCIALES DE AMERICA MOVIL, S.A. DE C.V.

                                    CLAUSULAS

         PRIMERA.- La denominacion de la Sociedad es "AMERICA MOVIL", e ira seguida de las palabras "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" o de sus abreviaturas "S.A. de C.V."

         SEGUNDA.- El domicilio de la Sociedad es la Ciudad de Mexico, Distrito Federal, sin embargo podra establecer oficinas, sucursales o agencias en cualquier parte de la Republica Mexicana y en el extranjero, o someterse convencionalmente por cualquier acto, contrato o convenio a la aplicacion de leyes extranjeras o de cualquier estado de la Republica Mexicana y a las respectivas jurisdicciones de los tribunales, o a domicilios convencionales en Mexico o en el extranjero con objeto de recibir toda clase de notificaciones o emplazamientos judiciales o extrajudiciales, designando apoderados especiales o generales en el extranjero para dichos efectos o para cualquier otro efecto, sin que se entienda por ello cambiado su domicilio social.

          TERCERA.- Los objetos de la sociedad son los siguientes:

          a) Promover, constituir, organizar, explotar, adquirir y tomar participacion en el capital social o patrimonio de todo genero de sociedades mercantiles o civiles, asociaciones o empresas, ya sean industriales, comerciales, de servicios o de cualquier otra indole, tanto nacionales como extranjeras, asi como participar en su administracion o liquidacion.

          b) Adquirir, bajo cualquier titulo legal, acciones, intereses, participaciones o partes sociales de cualquier tipo de sociedades mercantiles o civiles, ya sea formando parte de su constitucion o mediante adquisicion posterior, asi como enajenar, disponer y negociar tales acciones, participaciones y partes sociales, incluyendo cualquier otro titulo-valor, asimismo, conforme a las disposiciones de caracter general que expida la Comision Nacional Bancaria y de Valores, y, siempre que las acciones de la Sociedad esten inscritas en la Seccion de Valores del Registro Nacional de Valores e Intermediarios, podra adquirir acciones representativas del capital social de la Sociedad sujeto a lo previsto por estos Estatutos.

          c) Construir, instalar, mantener, operar y explotar redes publicas de telecomunicaciones para prestar el servicio de telecomunicaciones, siempre y cuando la Sociedad cuente con las concesiones y permisos que legalmente se requirieren para ello.

          d) Adquirir el dominio directo sobre bienes inmuebles, sujeto a lo previsto en el articulo 27 de la Constitucion Politica de los Estados Unidos Mexicanos y en el Ley de Inversion Extranjera y su Reglamento.

          e) Arrendar y tomar en arrendamiento toda clase de bienes inmuebles y celebrar toda clase de actos juridicos por los que se obtenga o se conceda el uso o el uso y goce de bienes inmuebles.

          f) Adquirir, enajenar y celebrar cualesquiera otros actos juridicos que tengan por objeto bienes muebles, maquinaria, equipo y herramientas que sean necesarios o convenientes para alcanzar los objetos sociales.

          g) Celebrar cualesquiera actos juridicos que tengan por objeto creditos o derechos.

          h) Celebrar cualesquiera actos juridicos relacionados con patentes, marcas y nombres comerciales.

          i) Prestar y recibir toda clase de servicios de asesoria y asistencia tecnica, cientifica y administrativa.

          j)   Emitir bonos y obligaciones.

          k) Establecer sucursales, agencias y oficinas en la Republica Mexicana o en el extranjero.

          l) Obrar como agente, representante o comisionista de personas o empresas, ya sean mexicanas o extranjeras.

          m)   Dar o tomar dinero a titulo de prestamo.

          n) Aceptar, suscribir, avalar y endosar toda clase de titulos de credito.

          o) Otorgar toda clase de garantias, incluyendo la constitucion de derechos reales y afectaciones fiduciarias que sean necesarias o convenientes para alcanzar los objetos sociales.

          p) Garantizar, por cualquier medio legal, en forma gratuita u onerosa, incluyendo la constitucion de derechos reales y afectaciones fiduciarias, el cumplimiento de obligaciones de terceras personas, fisicas o morales, nacionales o extranjeras y constituirse como deudor solidario de terceras personas, fisicas
               o morales, nacionales o extranjeras.

          q) Celebrar cualquier acto o contrato que se relacione con los objetos sociales y que sea licito para una sociedad anonima.

         CUARTA.- La duracion de la sociedad sera indefinida.

         QUINTA.- La Sociedad es de nacionalidad mexicana. Los socios extranjeros actuales o futuros de la Sociedad se obligan formalmente con la Secretaria de Relaciones Exteriores de los Estados Unidos Mexicanos a considerarse como nacionales con respecto a las acciones de la Sociedad que adquieran o de que sean titulares, asi como con respecto a los bienes, derechos, concesiones, participaciones o intereses de los que sea titular la Sociedad, o bien de los derechos y obligaciones que se deriven de los contratos en que sea parte la Sociedad con autoridades mexicanas. En consecuencia, los socios extranjeros, actuales o futuros, se obligan, por lo mismo, a no invocar la proteccion de sus Gobiernos, bajo la pena, en caso contrario, de perder en beneficio de la Nacion las participaciones sociales que hubieren adquirido.

         SEXTA.- El capital social es variable, con un minimo fijo de $402'900,048.30 (Cuatrocientos dos millones novecientos mil cuarenta y ocho pesos 30/100 moneda nacional), representado un total de 16,116'001,932 acciones, de las cuales 3,266'191,868 (Tres Mil Doscientas Sesenta y Seis Millones Ciento Noventa y Un Mil Ochocientos Sesenta y Ocho) acciones comunes, de la Serie "AA", nominativas, sin valor nominal; 345'648,701 (Trescientos Cuarenta y Cinco Millones Seiscientos Cuarenta y Ocho Mil Setecientas Una) acciones comunes de la Serie "A", nominativas, sin valor nominal y 12,504'161,363 (Doce Mil Quinientos Cuatro Millones Ciento Sesenta y Un Mil Trescientas Sesenta y Tres) acciones nominativas de la Serie "L", sin valor nominal, de voto limitado.

         El capital maximo autorizado no podra exceder diez veces el importe del capital minimo fijo. El capital social estara representado por acciones de la Serie "AA", en un porcentaje no menor de 20% (veinte por ciento) y no mayor al 51% (cincuenta y uno por ciento) del capital social y que representaran en todo tiempo no menos del 51% (cincuenta y uno por ciento) de las acciones comunes que representen dicho capital social, que seran acciones comunes, nominativas y sin valor nominal, que solo podran ser suscritas, y adquiridas por inversionistas mexicanos; por acciones de la Serie "A", en un porcentaje que no exceda del 19.6% (diecinueve punto seis por ciento) del capital social y en un porcentaje que no exceda del 49% (cuarenta y nueve por ciento) de las acciones comunes en que se divida el capital social, que seran acciones comunes, nominativas y de libre suscripcion y por acciones de la Serie "L", de voto limitado y de libre suscripcion, en un porcentaje que, junto con las acciones de la Serie "A", no excedan del 80% (ochenta por ciento) del capital social.

         Cada vez que se incremente el capital social, el aumento correspondiente estara representado proporcionalmente por una subserie de la Serie "AA", por una subserie de la Serie "A" y por una subserie de la Serie "L", que representaran en su integridad y exclusivamente el aumento pertinente. La sociedad podra emitir acciones no suscritas, de cualquiera de las series que integren su capital social, para entregarse a medida que se realice la suscripcion.

         Las acciones comunes en que se divida el capital social deberan estar suscritas por inversionistas mexicanos en un minimo del 51% (cincuenta y un por ciento), que estaran representadas por acciones de la Serie "AA" y hasta el 49% (cuarenta y nueve porciento) restante, que estaran representadas por acciones de la Serie "A", podra ser adquirido por inversionistas mexicanos y por personas fisicas o morales y unidades economicas extranjeras o por empresas mexicanas en las que participe mayoritariamente el capital extranjero o en las que los extranjeros tengan, por cualquier titulo, la facultad de determinar el manejo de la empresa.

         Las acciones comunes de las Series "AA" y "A", en su conjunto, no podran representar mas del 51% (cincuenta y uno por ciento) de las acciones en que se divida el capital social.

         Las acciones de la Serie "L" seran de libre suscripcion y, en consecuencia con ello, podran ser adquiridas por inversionistas mexicanos y por personas fisicas o morales y unidades economicas extranjeras o por empresas mexicanas en las que participe mayoritariamente el capital extranjero o en las que los extranjeros tengan, por cualquier titulo, la facultad de determinar el manejo de la empresa.

         Las acciones de la Serie "AA", que solo podran ser suscritas por inversionistas mexicanos, representaran en todo tiempo un porcentaje que no sea menor al 20% (veinte por ciento) del capital social. Las acciones de la Serie "A" y de la Serie "L", de libre suscripcion, en su conjunto, no podran representar un porcentaje mayor al 80% (ochenta por ciento) del capital social.

         Las acciones de la Serie "AA" solo podran ser suscritas o adquiridas por:

          a)   Personas fisicas de nacionalidad mexicana.

          b) Sociedades mexicanas cuya escritura social contenga clausula de exclusion de extranjeros de la que solo puedan ser socios o accionistas personas fisicas mexicanas y/o sociedades mexicanas cuya escritura social contenga, a su vez, clausula de exclusion de extranjeros.

          c) Sociedades Mexicanas en cuya escritura social se establezca que cuando menos el 51% (cincuenta y uno por ciento) de su capital social solamente pueda ser suscrito o adquirido por (i) personas fisicas de nacionalidad mexicana y/o (ii) sociedades mexicanas cuya escritura social contenga clausula de exclusion de extranjeros de las que solo puedan ser socios o accionistas personas fisicas mexicanas y/o sociedades mexicanas cuya escritura social contenga, a su vez, clausula de exclusion de extranjeros, y/o (iii) sociedades mexicanas que admitan participacion extranjera minoritaria siempre que, en este ultimo caso, las acciones representativas del capital de dichas sociedades esten inscritas en la Bolsa Mexicana de Valores, S.A. de C.V.

          d) Instituciones mexicanas de credito, de seguros y fianzas, y sociedades mexicanas de inversion que operen al amparo de la Ley de Sociedades de Inversion, siempre que las acciones o certificados de aportacion patrimonial de la institucion o sociedad de que se trate esten inscritas en la Bolsa Mexicana de Valores, S.A. de C.V.

          e) Fideicomisos que fueren expresamente aprobados para adquirir acciones de la Serie "AA" por las autoridades competentes de conformidad con la Ley de Inversion Extranjera y su Reglamento, en los que (i) la mayoria de los derechos de fideicomisario la tengan personas fisicas o morales que reunan los requisitos establecidos en los incisos a), b), y d) que anteceden o, (ii) las acciones de la Serie "AA" materia del fideicomiso representen una minoria de las acciones representativas de dicha Serie y tengan que ser votadas por el fiduciario en el mismo sentido que la mayoria de las acciones Serie "AA".

         Las acciones que emita la sociedad no podran ser adquiridas por Gobiernos o Estados extranjeros y, en caso de que esto sucediere, quedaran sin efecto ni valor alguno para su tenedor desde el momento de la adquisicion.

         SEPTIMA.- Dentro de su respectiva serie, las acciones conferiran iguales derechos. Cada accion comun de las series "AA" y "A" da derecho a un voto en las Asambleas Generales de Accionistas. Las acciones de la serie "L" solo tendran derecho a voto en los asuntos que limitativamente para ellas se establecen en estos estatutos y se transcriben en los titulos de las mismas. Los titulos representativos de las acciones llevaran las firmas autografas de cualesquiera dos de los Consejeros Propietarios o bien su firma impresa en facsimil, si asi lo autorizara el Consejo de Administracion. En este ultimo caso, los originales de las firmas respectivas se depositaran en la Seccion de Comercio del Registro Publico de la Propiedad y del Comercio correspondiente. Los titulos de las acciones estaran numerados progresivamente y podran amparar una o varias acciones y llevaran adheridos cupones para el pago de dividendos. Los titulos de las acciones o los certificados provisionales deberan contener toda la informacion requerida por el Articulo ciento veinticinco de la Ley General de Sociedades Mercantiles y ademas de la clausula quinta de esta escritura.

         OCTAVA.- Las acciones de la Serie "L" seran de voto limitado y con derecho a un dividendo preferente, emitidas al amparo del Articulo 113 de la Ley General de Sociedades Mercantiles. Las acciones de la Serie "L" solo tendran derecho de voto en los siguientes asuntos: prorroga de la duracion de la Sociedad, disolucion anticipada de la Sociedad, cambio de objeto de la Sociedad, cambio de nacionalidad de la Sociedad, transformacion de la Sociedad, fusion con otra sociedad, asi como la cancelacion de la inscripcion de las acciones que emita la sociedad en las secciones de valores o especial del Registro Nacional de Valores e Intermediarios y en otras Bolsas de Valores extranjeras, en las que se encuentren registradas, excepto de sistemas de cotizacion u otros mercados no organizados como bolsas de valores;

         Las acciones de la Serie "L", por resolucion que sea adoptada en Asamblea Especial convocada para tal proposito, tendran derecho a designar dos Consejeros Propietarios y sus respectivos Suplentes para integrar el Consejo de Administracion de la sociedad.

         Quien para ello sea autorizado por la Asamblea Especial a que se alude en el parrafo que antecede, notificara por escrito al Presidente del Consejo de Administracion de la Sociedad los nombres de las personas que hubieren sido electas por la Serie "L" de acciones, para desempenar los cargos de miembros Propietarios y miembros Suplentes del Consejo de Administracion.

         Finalmente, las acciones de la Serie "L" podran asistir y votar, a razon de un voto por accion, en las Asambleas Extraordinarias de Accionistas que se reunan para resolver sobre la reforma al Articulo Decimosegundo de estos Estatutos relativo a la cancelacion de la inscripcion de las acciones de la Sociedad en la Seccion de Valores del Registro Nacional de Valores e Intermediarios.

         Respecto a los derechos patrimoniales o pecuniarios cada accion otorgara a su tenedor los mismos derechos, por lo que todas las acciones participaran por igual, sin distincion, en cualquier dividendo, reembolso, amortizacion o distribucion de cualquier naturaleza, estando sujeto, en todo caso, a lo siguiente:

          a). En los terminos del Articulo Ciento Trece de la Ley General de Sociedades Mercantiles no podran asignarse dividendos a las acciones de la series "AA" y "A", sin que se pague a los de la Serie "L", de voto limitado, un dividendo anual del cinco por ciento sobre el valor teorico de las acciones de la Serie "L" que asciende a la cantidad de $0.025 M.N. (dos centavos y medio) por accion, o sea, un dividendo anual de $0.00125 M.N. (ciento veinticinco diezmilesimos de un peso) por accion, el cual se efectuara con cargo a la cuenta de utilidades retenidas de la Sociedad, que derive de los estados financieros de ejercicios anteriores debidamente aprobados por la Asamblea de Accionistas en los terminos del Articulo Diecinueve de la Ley General de Sociedades Mercantiles. Cuando en algun ejercicio social no se decreten dividendos o sean inferiores a dicho cinco por ciento, este se cubrira en los anos siguientes con la prelacion indicada.

          b). Una vez que se hubiere cubierto el dividendo previsto en el subinciso a). anterior a las acciones de la Serie "L", si la Asamblea General de Accionistas decretare el pago de dividendos adicionales, los propietarios de acciones de la serie "AA" y "A" deberan de recibir el mismo monto de dividendo que hubieren recibido los tenedores de las acciones de la Serie "L", conforme al subinciso a). anterior en el ejercicio de que se trate o en ejercicios anteriores, con el proposito de que todos los accionistas reciban el mismo monto de dividendo.

          c). Una vez cubierto a los accionistas de las series "AA" y "A" el dividendo a que se refiere el subinciso b). anterior y que, en consecuencia, todos los accionistas hubiesen recibido o esten por recibir el mismo monto de dividendo, si la Sociedad realizare el pago de dividendos adicionales en el mismo ejercicio social, los tenedores de todas las acciones de las series "AA", "A" y "L" recibiran, por accion, el mismo monto de dividendo, con lo que cada accion de la Serie "L" recibira el pago de dividendos adicionales en forma, monto y plazos identicos al que recibiere cada una de las acciones de las series "AA" y "A".

          d). En caso de que se liquidare la Sociedad, se debera cubrir a las acciones de la Serie "L", el dividendo preferente, acumulativo, equivalente al cinco por ciento sobre el valor teorico de las acciones que les correspondiere y que no hubiere sido cubierto conforme a lo previsto en el subinciso a). anterior antes de distribuir a todas las acciones el remanente distribuible. En tal caso, una vez pagado el dividendo indicado en la oracion anterior, se debera pagar a las acciones de la series "AA" y "A", un dividendo por accion equivalente al que hubieren recibido las acciones de la Serie "L".

          e). En el caso de aumento de capital social mediante la emision de nuevas acciones de la Serie "L" que se emitan para pago en efectivo o en especie, los tenedores de las acciones de la Serie "L" en circulacion tendran derecho a suscribir dichas nuevas acciones en la proporcion que les corresponda en los terminos previstos por estos estatutos.

          f). Las acciones de la Serie "L" participaran en iguales terminos que las acciones de las demas Series de acciones en todos los dividendos en acciones que fueren decretados por la Sociedad.

         NOVENA.- Sujeto a lo previsto en estos estatutos sociales, a solicitud de los accionistas correspondientes, las acciones en que se divide la serie "A" de acciones de la sociedad podran ser canjeadas a la par en acciones de la Serie "L", mediante la entrega de aquellas a la Tesoreria de la sociedad y su cancelacion.

         DECIMA.- Sujeto a lo previsto en estos estatutos, a partir del 2 de enero de 2001 (dos de enero de dos mil uno) y hasta el 31 de enero de 2001 (treinta y uno de enero de dos mil uno), a solicitud de los accionistas que lo deseen, estos podran canjear sus acciones de la Serie "L", por acciones de la Serie "AA", si el accionista respectivo es de nacionalidad mexicana y mediante el cumplimiento de los requisitos que establece y, en su caso establezcan las disposiciones normativas correspondientes, si el accionista respectivo es extranjero, mediante la entrega de aquellas a la Tesoreria de la sociedad.

         Habiendo presentado la solicitud dentro del periodo indicado en el parrafo anterior, en caso de que varios accionistas solicitaran en la misma fecha el canje de sus acciones de la Serie "L", por acciones de la Serie "AA" y no hubiere en la Tesoreria de la sociedad suficientes acciones de estas ultimas para satisfacer las solicitudes presentadas, el canje se hara entre todos los accionistas que hubieren solicitado el canje el mismo dia, en proporcion al numero de acciones que cada uno de ellos hubiese solicitado canjear. Al concluir el periodo indicado en el parrafo anterior no procedera canje alguno en los terminos de esta Clausula.

         DECIMOPRIMERA.- Sujeto a lo previsto en estos estatutos, a solicitud de los accionistas titulares de las acciones que representen la Serie "AA", estas podran ser canjeadas a la par por acciones de la Serie "L", siempre que con ello las acciones de la Serie "AA" no representen un porcentaje menor al 20% (veinte por ciento) del capital social, mediante la entrega de aquellas a la Tesoreria de la sociedad.

         DECIMOSEGUNDA.- La sociedad llevara un libro de registro de accionistas y considerara como dueno de las acciones a quien aparezca como tal en dicho libro. A solicitud de cualquier interesado, previa la comprobacion a que hubiere lugar, la sociedad debera inscribir en el citado libro las transmisiones que se efectuen.

         En los terminos y para los efectos del articulo 130 de la Ley General de Sociedades Mercantiles se establece que la transmision de las acciones emitidas por la Sociedad, solamente podra hacerse previa autorizacion del Consejo de Administracion en el caso de que el numero de acciones que se pretende transmitir, por si solo o sumado a operaciones anteriores del mismo accionista, o de un grupo de accionistas vinculados entre si y que actuen en concertacion, signifique el diez por ciento (10%) o mas de las acciones emitidas por la sociedad con derecho a voto. Mientras la Sociedad mantenga las acciones que haya emitido, inscritas en el Registro Nacional de Valores e Intermediarios, la exigencia anterior, para el caso de las operaciones que se realicen a traves de la bolsa de valores, estara adicionalmente sujeta a las reglas que en su caso establezca la Ley del Mercado de Valores o las que conforme a la misma, emita la Comision Nacional Bancaria y de Valores. Si el Consejo de Administracion, en los terminos del presente articulo niega la autorizacion, designara uno o mas compradores de las acciones, quienes deberan pagar a la parte interesada el precio registrado en la bolsa valores. Para el caso de que las acciones no esten inscritas en el Registro Nacional de Valores e Intermediarios, el precio que se pague se determinara conforme al propio articulo 130 ya citado.

         Cuando las acciones de la Sociedad se encuentren inscritas en la Seccion de Valores del Registro Nacional de Valores e Intermediarios, en los terminos de la Ley del Mercado de Valores y de las disposiciones de caracter general que expida la Comision Nacional Bancaria y de Valores, en el caso de cancelacion de la inscripcion de las acciones de la Sociedad en la Seccion de Valores de dicho Registro, ya sea por solicitud de la propia Sociedad o por resolucion adoptada por la Comision Nacional Bancaria y de Valores en terminos de Ley, los accionistas que detenten el control de la Sociedad en ese momento, se obligan a realizar una oferta publica de compra previamente a la cancelacion, y por lo menos al precio que resulte mas alto: (i) del promedio del cierre de las operaciones que se hubieren efectuado durante los treinta dias en que hubieran cotizado las acciones, previos a la fecha de la oferta, o bien, (ii) al valor contable de la accion de acuerdo al ultimo reporte trimestral, presentado a la propia Comision y a la bolsa de valores antes de la oferta, salvo que la Comision Nacional Bancaria y de Valores al resolver la autorizacion de la oferta publica de compra de acciones tendiente a la cancelacion de la inscripcion referida, autorice un precio distinto. Los accionistas que detenten el control de la Sociedad no quedaran obligados a llevar a cabo la oferta publica mencionada si se acredita el consentimiento de la totalidad de los accionistas para la cancelacion correspondiente. La reforma de este parrafo de los Estatutos Sociales requiere: (i) de la aprobacion previa de la Comision Nacional Bancaria y de Valores y (ii) del acuerdo de la Asamblea Extraordinaria de accionistas adoptado con un quorum de votacion minimo del 95% (Noventa y Cinco) del capital social.

         Las sociedades de las cuales la Sociedad sea titular de la mayoria de sus acciones o partes sociales no deberan, directa o indirectamente, adquirir acciones representativas del capital social de la Sociedad, ni de ninguna otra sociedad que sea accionista mayoritaria de la Sociedad; o que, sin serlo, tengan aquellas conocimiento de que es accionista de la Sociedad, salvo en el caso de que tales sociedades en las que participe como accionista mayoritario la Sociedad adquieran acciones de la Sociedad para cumplir con opciones o planes de venta de acciones que se constituyan o que puedan otorgarse o disenarse en favor de empleados o funcionarios de dichas sociedades o de la propia Sociedad, siempre y cuando, el numero de acciones adquiridas con tal proposito no exceda del 25% (Veinticinco por ciento) del total de las acciones en circulacion de la Sociedad.

         DECIMOTERCERA.- El capital variable de la sociedad podra aumentarse o disminuirse sin necesidad de reformar los estatutos sociales, con la unica formalidad de que los aumentos o disminuciones sean acordados en Asamblea Extraordinaria de Accionistas y que se protocolice la misma por notario publico, sin que sea necesaria la inscripcion del testimonio de la escritura respectiva en la Seccion de Comercio del Registro Publico de la Propiedad y del Comercio correspondiente.

         El capital minimo fijo de la sociedad no podra aumentarse o disminuirse si ello no es acordado en Asamblea Extraordinaria de Accionistas y se reforman consecuentemente los estatutos sociales.

         Todo aumento o disminucion del capital social debera inscribirse en el libro que a tal efecto llevara la sociedad.

         No podra decretarse un aumento del capital social si no estan totalmente suscritas e integramente pagadas todas las acciones emitidas con anterioridad por la sociedad.

         Cuando se aumente el capital social todos los accionistas tendran derecho preferente en proporcion al numero de sus acciones de la Serie correspondiente para suscribir las que se emitan o las que se pongan en circulacion. El derecho que se confiere en este parrafo debera ser ejercitado dentro de los quince dias naturales siguientes a aquel en que se publiquen los acuerdos correspondientes en el Diario Oficial de la Federacion y en otro periodico de los de mayor circulacion en la Ciudad de Mexico, Distrito Federal .

         La reduccion del capital social en su parte variable se efectuara por amortizacion proporcional de las series de acciones en que se divida dicho capital social, por amortizacion de acciones integras, mediante reembolso de las mismas a los accionistas a su valor en Bolsa al dia en que se decrete la correspondiente reduccion del capital social. Los accionistas tendran derecho a solicitar en la Asamblea respectiva la amortizacion proporcional de las acciones a que haya lugar y, en caso de que no se obtenga acuerdo para dicho proposito, las acciones que hayan de amortizarse seran determinadas por sorteo ante notario
o corredor publicos.

         Hecha la designacion de las acciones que habran de amortizarse, se publicara un aviso en el Diario Oficial de la Federacion y en otro periodico de los de mayor circulacion en la ciudad de Mexico, Distrito Federal, expresando el numero de las acciones que seran retiradas y el numero de los titulos de las mismas que como consecuencia deberan ser cancelados o, en su caso, canjeados y la institucion de credito en donde se deposite el importe del reembolso, el que quedara desde la fecha de la publicacion a disposicion de los accionistas respectivos sin devengar interes alguno.

         La Sociedad podra adquirir acciones representativas de su propio capital social, previo acuerdo del Consejo de Administracion y a traves de la Bolsa de Valores, en los terminos del Articulo 14 Bis de la Ley del Mercado de Valores. Correspondera en forma indelegable al Consejo de Administracion resolver respecto de la compra de acciones propias y, a la Asamblea General Ordinaria de Accionistas, senalar el monto del capital social que pueda afectarse a la compra de acciones propias, asi como determinarse el monto de la reserva proveniente de las utilidades netas, que se denominara reserva para adquisicion de acciones propias. Para los efectos anteriores y de conformidad con lo previsto en el Articulo 14 Bis de la Ley del Mercado de Valores, la Sociedad podra conservar en Tesoreria acciones representativas de la parte minima fija del capital social.

         DECIMOCUARTA.- Los accionistas tienen derecho a retirar parcial o totalmente sus aportaciones representadas por acciones en que se divida el capital social en su parte variable, siempre que, ademas de cenirse a lo ordenado en los articulos 220 y 221 de la Ley General de Sociedades Mercantiles, se sujeten a que el reembolso correspondiente se pague conforme al valor que resulte mas bajo de los dos siguientes: el 95% (noventa y cinco por ciento) del valor de cotizacion en Bolsa, obtenido del promedio de operaciones que se hayan efectuado durante los treinta dias en que se hayan cotizado las acciones de la sociedad, previos a la fecha en que el retiro deba surtir sus efectos, o bien el valor contable de las acciones de acuerdo al estado de posicion financiera correspondiente al cierre del ejercicio en que la separacion deba surtir sus efectos, previamente aprobado por la Asamblea General Ordinaria de Accionistas.

         El pago del reembolso sera exigible a la sociedad, a partir del dia siguiente a la celebracion de la Asamblea General Ordinaria de Accionistas que haya aprobado el estado de posicion financiera correspondiente al ejercicio en que el retiro deba surtir sus efectos.

         En caso de retiro parcial o total de aportaciones de un accionista, la disminucion consecuente del capital social, por el reembolso respectivo no requerira de Asamblea cualquiera de Accionistas.

                    DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS

         DECIMOQUINTA.- La Asamblea General de Accionistas es el organo supremo de la sociedad, estando subordinados a el todos los demas.

         DECIMOSEXTA.- Las Asambleas Generales seran Ordinarias o Extraordinarias y se celebraran en el domicilio de la sociedad. Seran Extraordinarias aquellas en que se trate cualquiera de los asuntos enumerados en el Articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles y la cancelacion de la inscripcion de las acciones que emite y emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores e Intermediarios o en bolsas de valores extranjeras en las que estuvieren registradas las acciones en que se divida el capital social y seran Ordinarias todas las demas. Las Asambleas solo se ocuparan de los asuntos incluidos en la orden del dia.

         Las Asambleas Especiales que celebren los titulares de acciones de la Serie "L", con el proposito de designar a los dos miembros del Consejo de Administracion a los que tienen derecho, deberan ser convocadas anualmente por el Consejo de Administracion para que sean celebradas con anterioridad a la celebracion de la Asamblea General Anual Ordinaria de Accionistas. Las Asambleas Especiales de acciones de la Serie "L" que se reunan exclusivamente con el proposito de designar a los miembros del Consejo a los que tienen derecho, se regiran por las normas establecidas en estos estatutos para las Asambleas Generales Ordinarias de Accionistas convocadas en virtud de segunda convocatoria, en los terminos de la Clausula Vigesima Tercera de estos estatutos.

         DECIMOSEPTIMA.- La Asamblea Ordinaria se reunira por lo menos una vez al ano, dentro de los cuatro meses siguientes a la clausura del ejercicio social correspondiente en la fecha que fije el Consejo y se ocupara, ademas de los asuntos incluidos en la orden del dia, de los enumerados en el Articulo ciento ochenta y uno de la Ley General de Sociedades Mercantiles. La Asamblea Extraordinaria se reunira siempre que hubiere que tratar alguno de los asuntos de su incumbencia, de los enumerados en el articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles o la cancelacion de la inscripcion de las acciones que emite y emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores e Intermediarios o en bolsas de valores extranjeras en las que estuvieren registradas las acciones en que se divida el capital social.

         DECIMOCTAVA.- La convocatoria para las Asambleas debera hacerse por el Consejo de Administracion, por los Comisarios, por el Presidente del Consejo o el Secretario, o por la autoridad judicial, en su caso.

         DECIMONOVENA.- La convocatoria para las Asambleas se hara por medio de la publicacion de un aviso en el Diario Oficial de la Federacion o en uno de los periodicos de mayor circulacion en la Ciudad de Mexico, Distrito Federal, siempre con una anticipacion no menor de quince dias naturales a la fecha senalada para la reunion.

         VIGESIMA.- La convocatoria para las Asambleas debera contener la designacion de lugar, fecha y hora en que haya de celebrarse la Asamblea, la orden del dia y la firma de quien o quienes la hagan.

         VIGESIMA PRIMERA.- Podra celebrarse Asamblea sin previa convocatoria siempre que este representada la totalidad de las acciones con derecho a voto en los asuntos para los que fue convocada, en que se divida el capital social.

         VIGESIMA SEGUNDA.- Las Asambleas Ordinarias de Accionistas reunidas en virtud de primera convocatoria se consideraran legalmente instaladas cuando este representada, por lo menos, la mitad de las acciones comunes que representen el capital social y sus resoluciones seran validas si se adoptan por mayoria de los votos presentes.

         VIGESIMA TERCERA.- Si la Asamblea Ordinaria no pudiere celebrarse el dia senalado para su reunion, se publicara una segunda convocatoria con expresion de esta circunstancia, en la que se citara para una fecha no anterior a siete dias naturales de aquel para el que fue senalada en primera convocatoria y en la junta se resolvera sobre los asuntos indicados en la orden del dia, por mayoria de votos, cualquiera que sea el numero de acciones comunes representadas.

         VIGESIMA CUARTA.-Las Asambleas Extraordinarias de Accionistas reunidas por virtud de primera convocatoria, para tratar asuntos en los que las acciones de la Serie "L" no tengan derecho de voto, se consideraran legalmente instaladas si estan presentes, por lo menos, las tres cuartas partes de las acciones comunes con derecho de voto en los asuntos para los que fue convocada, de aquellas en que se divida el capital social y sus resoluciones seran validas si se adoptan, cuando menos, por mayoria de las acciones comunes que tengan derecho de voto, de aquellas en que se divida el capital social.

         Las Asambleas Extraordinarias de Accionistas que sean convocadas para tratar alguno de los asuntos en los que tengan derecho de voto las acciones de la Serie "L" seran legalmente instaladas si esta representado, por lo menos, las tres cuartas partes del capital social y las resoluciones se tomaran por el voto de las acciones que representen la mayoria de dicho capital social.

         Las Asambleas Extraordinarias de Accionistas reunidas por virtud de ulteriores convocatorias, para tratar alguno de los asuntos en los que las acciones de la Serie "L" no tengan derecho de voto, se consideraran legalmente instaladas si esta representado, por lo menos, la mayoria de las acciones comunes con derecho de voto en los asuntos para los que fue convocada y sus resoluciones seran validas si se adoptan, cuando menos, por el numero de acciones comunes que representen la mayoria de dicho capital social con derecho de voto en los asuntos para los que fue convocada.

         En ulteriores convocatorias para Asambleas Extraordinarias de Accionistas, convocadas para resolver asuntos en los que las acciones de la Serie "L" tengan derecho de voto, estas se consideraran legalmente instaladas si esta representada, por lo menos, la mayoria del capital social y sus resoluciones seran validas si se adoptan, cuando menos, por el numero de acciones que representen la citada proporcion de acciones de aquellas en que se divida dicho capital social.

         Para que las resoluciones adoptadas en las Asambleas Extraordinarias de Accionistas reunidas por virtud de primera o ulteriores convocatorias para tratar alguno de los asuntos en los que tengan derecho de voto las acciones de la Serie "L" sean legalmente acordadas, se requerira, a mas de los requisitos que se establecen en los parrafos que anteceden, que las mismas sean aprobadas por la mayoria de las acciones comunes de las Series "AA" y "A", en que se divida el capital social.

         VIGESIMA QUINTA.-Para que los accionistas tengan derecho de asistir a las Asambleas y a votar en ellas, deberan depositar los titulos de sus acciones o, en su caso, los certificados provisionales, en la Secretaria de la Sociedad, cuando menos un dia antes de la celebracion de la Asamblea, recogiendo la tarjeta de entrada correspondiente. Tambien podran depositarlos en una institucion de credito de la Republica o del extranjero o en una casa de bolsa de la Republica Mexicana y en este caso, para obtener la tarjeta de entrada, deberan presentar en la Secretaria de la Sociedad un certificado de tal institucion que acredite el deposito de los titulos y la obligacion de la institucion de credito, de la casa de bolsa o de la institucion de deposito respectiva de conservar los titulos depositados hasta en tanto el Secretario del Consejo de Administracion le notifique que la Asamblea ha concluido. La Secretaria de la Sociedad entregara a los accionistas correspondientes una tarjeta de admision en donde constara el nombre del accionista, el numero de acciones depositadas y el numero de votos a que tiene derecho por virtud de dichas acciones.

         VIGESIMA SEXTA.- Los accionistas podran hacerse representar en las Asambleas por medio de mandatarios nombrados mediante simple carta poder, en la inteligencia de que no podran ejercer tal mandato los miembros del Consejo de Administracion ni los Comisarios.

         VIGESIMA SEPTIMA.- Las Asambleas seran presididas por el Presidente del Consejo y a falta de este por uno de los consejeros mexicanos presentes y, faltando todos estos, por la persona que designen los mismos concurrentes a la Asamblea. Fungira como Secretario el del Consejo o el Pro-Secretario y faltando estos dos, la persona que el Presidente en funciones designe.

         VIGESIMA OCTAVA.-Al iniciarse la Asamblea, quien la presida nombrara dos escrutadores para hacer el recuento de las acciones representadas en la misma, quienes deberan formular una lista de asistencia en la que anotaran los nombres de los accionistas en ella presentes o representados y el numero de acciones que cada uno de ellos hubiere depositado para comparecer a la correspondiente Asamblea.

         VIGESIMA NOVENA.-Si instalada una Asamblea legalmente no hubiere tiempo para resolver sobre todos los asuntos para los que fuere convocada, siempre que ello asi sea resuelto por el numero de votos que para adoptar validamente resoluciones en esa asamblea se requiera, podra suspenderse y continuarse los dias siguientes, sin necesidad de nueva convocatoria.

         Las resoluciones que sean adoptadas en la continuacion de la asamblea seran validas si se aprueban por el numero de votos que para ello se requiera en estos estatutos.

         TRIGESIMA.- De cada asamblea de Accionistas se levantara acta, en la cual se consignaran las resoluciones aprobadas, debera ser asentada en el libro de actas correspondiente y sera firmada por quien haya presidido la reunion, por la persona que haya actuado como Secretario y el o los Comisarios que asistan.

                                 ADMINISTRACION

         TRIGESIMA PRIMERA.- La Administracion de la sociedad estara encomendada a un Consejo de Administracion que se integrara el numero no menor de 5 (cinco) miembros que determine la Asamblea Ordinaria. La Asamblea podra designar suplentes hasta por un numero igual al de los miembros propietarios y, si asi lo hiciese, tendra la facultad de determinar la forma en que los suplentes supliran a los propietarios, en el concepto de que, si la Asamblea no determina lo anterior, cualquier suplente podra suplir a cualquiera de los propietarios, salvo los suplentes designados por los accionistas de la Serie "L", los cuales solo podran suplir a los consejeros propietarios designados por dicha Serie, en forma indistinta y los suplentes designados por accionistas en ejercicio de su derecho de minoria, los cuales solo podran suplir a los consejeros propietarios designados por dicha minoria.. La mayoria de los miembros propietarios y suplentes del Consejo de Administracion deberan ser en todo tiempo de nacionalidad mexicana y designados por accionistas mexicanos. Los miembros propietarios y suplentes seran designados, por el voto mayoritario de las acciones comunes de las Series "AA" y "A" en que se divide el capital social y los dos miembros propietarios y suplentes restantes, por el voto mayoritario de las acciones de la Serie "L" del capital social.

         Los miembros del Consejo de Administracion no necesitaran ser accionistas. Cualquier accionista o grupo de accionistas que represente, cuando menos, un diez por ciento de las acciones comunes en que se divida el capital social, tendra derecho a nombrar un Consejero Propietario y un Consejero Suplente y en este caso ya no podra ejercer sus derechos de voto para designar los Consejeros Propietarios y sus Suplentes que corresponda elegir a la mayoria. Si cualquier accionista o grupo de accionistas que represente, cuando menos, un 10% (diez por ciento) de las acciones comunes en que se divide el capital social ejercita el derecho de nombrar un consejero Propietario y su Suplente, la mayoria solo tendra derecho a designar el numero de Consejeros faltantes que corresponda nombrar a dicha mayoria. Los Consejeros seran elegidos por un ano y continuaran en el desempeno de sus funciones aun cuando hubiere concluido el plazo para el que hayan sido designados, en tanto las personas nombradas para substituirlos tomen posesion de sus cargos. Los Consejeros podran ser reelectos y percibiran la remuneracion que determine la Asamblea General de Accionistas. Los Consejeros suplentes designados substituiran a sus respectivos Consejeros Propietarios que estuvieren ausentes.

         TRIGESIMA SEGUNDA.- Ni los miembros del Consejo de Administracion y sus suplentes ni el Comisario y su suplente, ni, en su caso, los miembros del Comite Ejecutivo, ni los administradores y gerentes deberan de prestar garantia para asegurar el cumplimiento de las responsabilidades que pudieren contraer en el desempeno de sus encargos, salvo que la Asamblea de Accionistas que los hubiere designado establezca dicha obligacion.

         TRIGESIMA TERCERA.- El Consejo de Administracion se reunira bimestralmente en la Ciudad de Mexico o en cualquier otra parte de la Republica Mexicana que para tal efecto se senale y en las fechas que para tal proposito establezca el propio Consejo. A estas juntas bimestrales deberan ser convocados los miembros del Consejo por el Presidente del mismo, a traves del Secretario de dicho cuerpo colegiado.

         Ademas de las juntas bimestrales a que se alude anteriormente, el Consejo de Administracion se reunira siempre que por cualquier medio escrito fehaciente sean citados para tal efecto sus miembros con una anticipacion no menor de cinco dias naturales, por el Presidente, por dos de los Consejeros o por uno de los Comisarios. Los Comisarios deberan ser citados a todas las Sesiones del Consejo, a las que podran asistir con voz pero sin voto.

         Las convocatorias para las Sesiones de Consejo de Administracion deberan contener la orden del dia a la que la reunion respectiva debera sujetarse. El Consejo funcionara validamente siempre que concurran la mayoria de los miembros que lo integran y siempre que los asistentes sean mexicanos en su mayoria y sus resoluciones seran validas si se adoptan por mayoria de votos de los consejeros que asistan a la Sesion. En caso de empate, el Presidente del Consejo de Administracion tendra voto de calidad.

         Para resolver respecto de cualquiera de los asuntos que se relacionan en los puntos (1) a (11) de la Clausula Cuadragesima el Consejo de Administracion consultara previamente al Comite Ejecutivo. Para este efecto el Comite Ejecutivo estara obligado a hacer llegar su recomendacion en un plazo no mayor a sesenta dias naturales contados a partir del requerimiento del Consejo.

         TRIGESIMA CUARTA.- De cada Sesion del Consejo se levantara acta, en la que se consignaran la resoluciones aprobadas, debera ser asentada en el libro de actas correspondiente y sera firmada por quien haya presidido la Sesion y por la persona que haya actuado como Secretario.

         De conformidad con lo previsto en el ultimo parrafo del Articulo Ciento Cuarenta y Tres de la Ley General de Sociedades Mercantiles, el Consejo de Administracion podra validamente tomar resoluciones sin ser necesario que se reunan personalmente sus miembros en sesion formal; de igual forma lo podra hacer el Comite Ejecutivo. Los acuerdos que se tomen fuera de sesion deberan ser aprobados, en todos los casos, por el voto favorable de la totalidad de los miembros propietarios del organo de que se trate o, en caso de ausencia definitiva o incapacidad de alguno de ellos, con el voto favorable del miembro suplente que corresponda, de conformidad con las siguientes disposiciones:

          I. El Presidente, por su propia iniciativa o a peticion del Comisario o de cualesquiera dos miembros propietarios del Consejo de Administracion o del Comite Ejecutivo, debera comunicar a todos los miembros propietarios o, en su caso, suplentes del organo social de que se trate y al Comisario, en forma verbal o escrita y por el medio que estime conveniente, de los acuerdos que se pretendan tomar fuera de sesion y las razones que los justifiquen. Asimismo, el Presidente debera proporcionar a todos ellos, en caso de que lo solicitaren, toda la documentacion y aclaraciones que requieran al efecto. El Presidente podra auxiliarse de uno o mas miembros del Consejo o del Comite que el determine, o del Secretario o su suplente, para realizar las comunicaciones referidas.

          II. En el caso de que la totalidad de los miembros propietarios del Consejo o del Comite Ejecutivo o, en su caso, los suplentes cuyo voto se requiera, manifestaren verbalmente al Presidente o a los miembros que lo auxilien su consentimiento con los acuerdos o resoluciones que se les hubieren sometido a consideracion, deberan confirmar por escrito su consentimiento a mas tardar el segundo dia habil siguiente a la fecha en que lo hubieren manifestado en la forma que se establece en la Fraccion III siguiente. La confirmacion escrita se debera enviar al Presidente y al Secretario a traves del correo, telex, telefax, telegrama o mensajeria, o a traves de cualquier otro medio que garantice que la misma se reciba dentro de los dos dias habiles siguientes.

          III. Para los efectos de lo previsto en la Fraccion II anterior, el Presidente debera enviar por escrito a cada uno de los miembros del organo de que se trate, ya sea directamente o a traves de las personas que lo auxilien, un proyecto formal de acta que contenga los acuerdos o resoluciones que se pretendan adoptar fuera de sesion y cualquier otra documentacion que estime necesaria, con el proposito de que, en su caso, una vez hechas las modificaciones que se requieran, el proyecto de acta de que se trate sea reenviado al Presidente y al Secretario, debidamente firmado de conformidad al calce, por cada uno de los miembros del Consejo o del Comite Ejecutivo, segun sea el caso.

          IV. Una vez que el Presidente y el Secretario reciban las confirmaciones por escrito de la totalidad de los miembros del organo de que se trate, procederan de inmediato a asentar el acta aprobada en el libro de actas respectivo, la cual contendra la totalidad de las resoluciones tomadas, misma que se legalizara con la firma del Presidente y del Secretario. La fecha del acta senalada sera aquella en la cual se obtuvo el consentimiento verbal o escrito de todos los miembros de que se trate, aun cuando en tal momento no se hubieren recibido las confirmaciones por escrito, mismas que una vez recibidas deberan integrarse a un expediente que al efecto debera llevar la Sociedad. Asimismo, deberan integrarse a dicho expediente las observaciones por escrito que en su caso hubiere hecho el Comisario al proyecto de resoluciones respectivo.

         TRIGESIMA QUINTA.- El Consejo de Administracion, en la primera junta que celebre despues de verificarse la Asamblea de Accionistas que lo hubiere nombrado y si esta Asamblea no hubiere hecho las designaciones, nombrara de entre sus miembros un Presidente, que debera ser mexicano y podra designar, si lo estima pertinente, uno o varios Vicepresidentes, un Tesorero y un Secretario, asi como uno o varios Pro-Tesoreros y Pro-Secretarios, en el concepto de que el Tesorero, el Secretario, los Pro-Tesoreros y Pro-Secretarios podran ser o no miembros del Consejo de Administracion. Estos cargos, salvo los de Presidente y Vicepresidente, los de Tesorero y Pro-Tesorero, de Secretario y Pro-Secretario podran ser desempenados por una sola persona. Las faltas temporales o definitivas del Presidente seran suplidas por uno de los Vicepresidentes mexicanos en el orden de su nombramiento, si los hubiere y, faltando estos, por cualquier Consejero mexicano y las del Tesorero y del Secretario, respectivamente, por un Pro-Tesorero y un Pro-Secretario, si los hubiere, o faltando estos por la persona que el Consejo designe.

                          DE LAS FACULTADES DEL CONSEJO

         TRIGESIMA SEXTA.-El Consejo de Administracion tendra las mas amplias facultades para la buena administracion de los negocios de la Sociedad, con poder general amplisimo para pleitos y cobranzas, para administrar bienes y para ejercer actos de dominio, sin limitacion alguna, o sea con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley, en los terminos de los tres primeros parrafos del Articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal, incluidas las facultades que enumera el Articulo dos mil quinientos ochenta y siete del mismo ordenamiento. De una manera enunciativa y no limitativa, se le fijan de una manera expresa las siguientes facultades:

         I.- Representar a la sociedad ante toda clase de autoridades, sean estas Federales, Estatales o Municipales; representar a la Sociedad ante toda clase de personas fisicas o morales, nacionales o extranjeras; representar a la sociedad ante Juntas de Conciliacion y ante Juntas de Conciliacion y Arbitraje, sean estas Federales o Locales, con facultades expresas para todos los efectos previstos en las fracciones II y III del Articulo 692 de la Ley Federal del Trabajo, en concordancia con los Articulos 786 y 876 del mismo ordenamiento normativo, por lo que queda expresamente facultado para absolver y articular posiciones a nombre y en representacion de la sociedad, conciliar, transigir, formular convenios, presentar denuncias y querellas, presentar y desistirse de toda clase de juicios y recursos, aun el de amparo, y representar a la sociedad ante toda clase de autoridades, ya sean judiciales, administrativas y cualesquiera otras que se aboquen al conocimiento de conflictos laborales; presentar demandas de amparo y, en su caso, desistirse de las mismas; presentar querellas y, en su caso, conceder el perdon; presentar denuncias y constituirse en coadyuvante del Ministerio Publico; desistirse; transigir; comprometer en arbitros; absolver y articular posiciones; recusar y recibir pagos.

         II.- Otorgar, suscribir, endosar y avalar toda clase de titulos de credito.

         III.- Designar a los funcionarios, empleados, gerentes y apoderados de la sociedad, a quienes debera senalar sus deberes, obligaciones y remuneracion.

         IV.- Establecer o clausurar oficinas, sucursales o agencias.

         V.- Adquirir acciones, participaciones sociales y valores emitidos por terceros y ejercitar el derecho de voto sobre tales acciones o participaciones sociales de otras empresas, en el concepto de que el Consejo de Administracion requerira de autorizacion previa de la Asamblea General Ordinaria de Accionistas para la adquisicion o enajenacion de acciones o el ejercicio del derecho de retiro, exclusivamente en los siguientes supuestos:

               1.- Cuando el valor de adquisicion de acciones de otra sociedad, por virtud de una o varias adquisiciones simultaneas o sucesivas, exceda del veinte por ciento del valor del capital contable de la Sociedad, segun su ultimo estado de posicion financiera. No se requerira la aprobacion por la Asamblea General Ordinaria de Accionistas en el caso de que se adquieran acciones o partes sociales de otras sociedades, cuyas actividades sean coincidentes con las actividades industriales, comerciales o de servicios de esta Sociedad.

               2.- Cuando el valor de enajenacion de acciones de otras sociedades, por virtud de una o varias enajenaciones simultaneas o sucesivas, exceda del veinte por ciento del valor del capital contable, segun el ultimo estado de posicion financiera de la Sociedad. Se requerira asimismo la aprobacion de la Asamblea General Ordinaria de Accionistas en el caso de que se enajenen acciones o partes sociales, si tal enajenacion implica, por virtud de una o varias operaciones, simultaneas o sucesivas, la perdida del control de la Sociedad de que se trate, cuyas actividades sean coincidentes con las actividades industriales, comerciales o de servicios de esta Sociedad; y

               3.- Para ejercer, en los terminos del Articulo Doscientos Veinte de la Ley General de Sociedades Mercantiles, el derecho de retiro que corresponda a las acciones de capital variable de las cuales sea accionista la Sociedad, cuando ello represente, por virtud de uno o varios actos simultaneos o sucesivos, el reembolso de acciones cuyo valor exceda del veinte por ciento del valor del capital contable de la Sociedad, segun el ultimo estado de posicion financiera. Se requerira, asimismo, la aprobacion de la Asamblea General Ordinaria de Accionistas en el caso de que el retiro implique, por virtud de uno o varios actos simultaneos o sucesivos, la perdida del control de la Sociedad de que se trate cuyas actividades sean coincidentes con las actividades industriales, comerciales o de servicios de esta Sociedad.

         VI.- Celebrar, modificar, terminar y rescindir contratos.

         VII.- Aceptar a nombre de la sociedad mandatos de personas fisicas y morales, Mexicanas o Extranjeras.

         VIII.- Establecer cuentas bancarias y retirar depositos de la mismas y designar las personas autorizadas para uso de la firma social, para depositar en las referidas cuentas bancarias y retirar depositos de estas, con las limitaciones que el Consejo tuviere a bien establecer.

         IX.- Constituir garantias reales y personales y afectaciones fiduciarias para garantizar obligaciones de la sociedad y constituirse en deudor solidario, fiador y, en general, obligado al cumplimiento de obligaciones de terceras personas y establecer las garantias reales y afectaciones fiduciarias para asegurar el cumplimiento de estas obligaciones.

         X.- Conferir, substituir y delegar poderes generales y especiales para actos de dominio, que deberan ser otorgados para que sean ejercitados conjuntamente por cuando menos dos personas y conferir, substituir y delegar poderes generales y especiales para actos de administracion y para pleitos y cobranzas, siempre que con ello no se substituya totalmente al Consejo en sus funciones y revocar poderes.

         XI.- Conferir facultades para otorgar, suscribir, endosar y avalar toda clase de titulos de credito, en el entendido de que la facultad para avalar titulos de credito, debera ser siempre conferida para que sea ejercitada conjuntamente por cuando menos dos personas.

         XII.- Convocar a Asambleas de Accionistas y ejecutar las resoluciones que se adopten en las mismas.

         XIII. Sera facultad exclusiva e indelegable del Consejo de Administracion determinar el sentido en que deban ser emitidos los votos correspondientes a las acciones propiedad de la Sociedad, en las Asambleas de Accionistas de las sociedades en que la Sociedad sea titular de la mayoria de las acciones.

         XIV.- Celebrar cualesquiera actos juridicos y adoptar cualesquiera determinaciones que sean necesarias o convenientes para lograr los objetos sociales.

                       DEL PRESIDENTE Y DEL VICEPRESIDENTE

         TRIGESIMA SEPTIMA.- El Presidente, que debera ser mexicano, presidira las Asambleas de Accionistas y las Sesiones del Consejo, sera el representante del Consejo, ejecutara las resoluciones de las Asambleas y del Consejo de Administracion, a menos que aquella o este designen un Delegado para la ejecucion de las mismas, vigilara en general las operaciones sociales, cuidando del exacto cumplimiento de esta escritura, de los reglamentos y de los acuerdos y disposiciones de las Asambleas, del Consejo y de la Ley y firmara en union del Secretario las actas de las Asambleas y del Consejo. En caso de ausencia temporal o definitiva del Presidente, sus funciones seran desempenadas con las mismas facultades por uno de los Vicepresidentes; faltando el o los Vicepresidentes, la mayoria de los Consejeros designara a quien deba substituir temporalmente al Presidente del Consejo, que debera ser mexicano y de entre los designados por la mayoria de los acciones comunes.

                                  DEL TESORERO

         TRIGESIMA OCTAVA.- El Tesorero tendra las atribuciones que el Consejo de Administracion le asigne, pudiendo substituirlo en caso de ausencia el Pro-Tesorero y faltando este, la persona que el Consejo designe.

                                 DEL SECRETARIO

         TRIGESIMA NOVENA.- El Secretario tendra las facultades que el Consejo le asigne y llevara los libros de actas, en uno de los cuales asentara y firmara con el Presidente todas las actas de las Asambleas de Accionistas y en otro todas las actas del Consejo de Administracion. En caso de ausencia hara sus veces el Pro-Secretario, si lo hubiere, y en ausencia de este la persona que el Presidente en funciones designe.

                              DEL COMITE EJECUTIVO

         CUADRAGESIMA.- La Asamblea de Accionistas, por el voto favorable de la mayoria de las acciones comunes representativas del capital social, podran nombrar de entre los miembros del Consejo de Administracion a un Comite Ejecutivo que estara integrado por el numero de miembros propietarios y, en su caso, sus respectivos suplentes, que determine la propia Asamblea. La mayoria de los miembros del Comite Ejecutivo deberan ser de nacionalidad mexicana y designados por accionistas mexicanos por el voto favorable de la mayoria de las acciones comunes representativas del capital social.

         El Comite Ejecutivo es un organo delegado del Consejo de Administracion y tendra las facultades que se establecen en la Clausula Trigesimosexta de estos estatutos, excepto la referida en el parrafo XII de dicha Clausula, en el concepto de que las facultades conferidas al Comite Ejecutivo no comprenderan las reservadas privativamente por la Ley o los estatutos a otro organo de la sociedad. El Comite Ejecutivo no podra delegar la totalidad de sus facultades en uno o mas apoderados o delegados. Especificamente, el Comite Ejecutivo debera examinar inicialmente y, en su caso, proponer al Consejo de Administracion, para la aprobacion de este, recomendaciones acerca de los siguientes asuntos:

         1. Cualquier venta o adquisicion de la sociedad de acciones o activos cuyo valor exceda del importe que con la aprobacion del Consejo de Administracion determine el Comite Ejecutivo, salvo en casos de operaciones de manejo de efectivo en cumplimiento a los parametros que el Consejo establezca.

         2. Cualquier toma de prestamo o celebracion de arrendamientos financieros por la sociedad cuyo resultado traiga por consecuencia que la relacion entre deuda a largo y corto plazo, comparada con deuda a largo y corto plazo mas la participacion de los accionistas en el capital contable, determinados de acuerdo con los Principios de Contabilidad Generalmente Aceptados en Mexico con las modalidades que le sean aplicables en su caracter de emisora de valores inscritos en el Registro Nacional de Valores e Intermediarios y con base en los Estados Financieros mas recientes de la sociedad, exceda de 45%.

         3. La aprobacion de cualquier acto de la sociedad que de como resultado que la relacion entre deuda a largo y corto plazo, y deuda a largo y corto plazo mas la participacion de los accionistas en el capital contable sea inferior a 35% por cualquier periodo superior a 3 meses.

         4. El establecimiento de todas las politicas de importancia relativas a contabilidad y asuntos fiscales de la Sociedad, o cualquier cambio a cualquiera de las existentes, excepto en aquellas cuyo cumplimiento sea obligatorio de acuerdo con Principios de Contabilidad Generalmente Aceptados en Mexico con las modalidades que le sean aplicables en su caracter de emisora de valores inscritos en el Registro Nacional de Valores e Intermediarios.

         5. La entrada de la Sociedad en cualquier nueva linea de negocios que requiera una nueva inversion inicial proyectada que exceda de un equivalente a 1'210,000 veces el importe del salario minimo diario general para el Distrito Federal y su area Metropolitana.

         6. La aprobacion de presupuestos, planes de negocios o de inversion de capital anuales de la sociedad, y/o cualquier incremento en cualquier partida del presupuesto, en exceso del 20% de dicha partida o del 5% del importe global de dicho presupuesto o plan.

         7. Cualquiera de los asuntos descritos en los incisos (1) a (6) inclusive que anteceden, en relacion con cualquier subsidiaria y el ejercicio por la Sociedad de cualesquiera derechos de votacion respecto a cualquier subsidiaria, pero excluyendo cualquier fusion, liquidacion o reorganizacion de cualquier subsidiaria cuyos ingresos anuales contribuyan menos del equivalente a 4'850,000 veces el importe del salario minimo diario general para el Distrito Federal y su area Metropolitana.

         8. Cualquier contrato de licencia o de transferencia de tecnologia relevante o la prestacion de asistencia tecnica a la Sociedad por cualquier tercero o por la Sociedad a cualquier tercero.

         9. La politica relativa a operaciones entre la sociedad o una subsidiaria de la sociedad y un accionista de la Serie "AA" o cualquier subsidiaria de dicho accionista o cualquier fideicomisario de un fideicomiso tenedor de acciones de la Serie "AA" o las subsidiarias de tal fideicomisario.

         10. El establecimiento de acuerdos relativos a la compensacion a los funcionarios principales de la Sociedad, o cualquier cambio de cualquier politica de compensacion existente.

         11. Cualquier acto de alguna subsidiaria, respecto de cualquiera de los asuntos o actos descritos en los incisos (8) a (10) inclusive anteriores, o cualquier fusion, liquidacion o reorganizacion que quede excluida del inciso (7) que antecede.

         El Comite Ejecutivo funcionara validamente siempre que concurran la mayoria de los miembros que lo integren y siempre que la mayoria de los miembros designados por accionistas mexicanos esten presentes, y sus resoluciones seran validas si se adoptan por mayoria de votos de los asistentes salvo lo dispuesto en los siguientes dos parrafos.

         Para hacer una recomendacion a que se refiere esta clausula sobre los asuntos arriba listados en los Incisos (1) a (7) inclusive, el Comite Ejecutivo funcionara validamente siempre y cuando concurran la totalidad de sus miembros que lo integren y sus resoluciones seran validas si se adoptan por unanimidad de votos de los miembros.

         Para hacer una recomendacion a que se refiere esta clausula sobre los asuntos arriba listados en los incisos (8) a (11) inclusive, el Comite Ejecutivo funcionara validamente siempre y cuando concurran 4 de los miembros que lo integren y sus resoluciones seran validas si se adoptan con el voto favorable de cuatro de los miembros de dicho Comite.

         En caso de empate, el Presidente del Comite no tendra voto de calidad.

         El Comite Ejecutivo, se reunira con la frecuencia que sea necesaria a fin de estar involucrado permanentemente en los asuntos de su competencia.

         Los asuntos sobre los temas antes mencionados en los inciso (1) a (11) inclusive, que se sometan a su consideracion seran decididos en cada junta del Comite Ejecutivo. En caso de que no se llegare a una decision sobre cualquiera de los asuntos antes senalados, por no haberse celebrado la junta de que se trate por falta de quorum o por no haberse obtenido la votacion requerida, la decision se pospondra por el termino necesario para lograr la unanimidad o la mayoria de votos senalada en los parrafos anteriores, en el entendido de que si en un periodo de 60 (sesenta) dias naturales no se obtiene por cualquier circunstancia la unanimidad o la mayoria de votos requerida, el Comite Ejecutivo podra resolver el asunto por mayoria de votos de los miembros que integran el Comite Ejecutivo.

         El Comite Ejecutivo formulara su propio reglamento de trabajo, en base a estos estatutos, el cual debera ser sometido para su aprobacion al Consejo de Administracion.

         En todo caso, se convocara a los Comisarios de la sociedad a las sesiones del Comite Ejecutivo quienes tendran voz pero no voto y el Comite Ejecutivo informara al Consejo de Administracion, en las Sesiones que este celebre, sobre el ejercicio que hubiere hecho de sus facultades.

                         DE LA VIGILANCIA DE LA SOCIEDAD

         CUADRAGESIMA PRIMERA.- La vigilancia de la sociedad estara a cargo del
o de los Comisarios y sus correspondientes suplentes que por mayoria de votos de las acciones comunes elija la Asamblea General de Accionistas. Los Comisarios no necesitan ser accionistas y tendran las facultades y obligaciones que la Ley determina y duraran en sus cargos un ano, en la inteligencia de que seguiran desempenandolos hasta que los designados para substituirlos tomen posesion de sus cargos. Los Comisarios podran ser reelectos. Los Comisarios Suplentes substituiran a sus Comisarios Propietarios cuando estos no pudieren desempenar, por cualquier razon, los menesteres propios de su encargo.

         CUADRAGESIMA SEGUNDA.- Para desempenar el cargo de Comisario los electos deberan caucionar su manejo en la misma forma que los Consejeros, como esta previsto en la Clausula Trigesimo Segunda.

                          EJERCICIOS SOCIALES Y BALANCE

         CUADRAGESIMA TERCERA.- Los ejercicios sociales seran de doce meses y comprenderan del primero de enero al treinta y uno de diciembre de cada ano.

         CUADRAGESIMA CUARTA.- Al finalizar cada ejercicio social, el Consejo de Administracion elaborara un informe que por lo menos incluya la informacion a que se refiere el articulo 172 de la Ley General de Sociedades Mercantiles, que debera quedar concluido dentro de los tres meses siguientes a la clausura del correspondiente ejercicio social. El Consejo de Administracion entregara el informe al o a los Comisarios, por lo menos un mes antes de la fecha de la Asamblea que haya de discutirlo, junto con los documentos justificativos. Cuando menos con quince dias de anticipacion a la fecha en que se celebrara la Asamblea que discutira el informe de los Administradores, el o los Comisarios deberan concluir su informe respecto a la veracidad, suficiencia y razonabilidad de la informacion presentada por el Consejo de Administracion, en el que cuando menos incluyan toda la informacion a que se refiere la fraccion IV del articulo 166 de la Ley General de Sociedades Mercantiles. El informe del Consejo de Administracion a que se refiere esta clausula, incluido el informe del o de los Comisarios, debera quedar terminado y ponerse a disposicion de los accionistas por lo menos quince dias antes de la fecha de la asamblea que lo discutira. Los accionistas tendran derecho a que se les entregue una copia del informe correspondiente.

        FONDO DE RESERVA Y MANERA DE DISTRIBUIR LAS UTILIDADES Y PERDIDAS

         CUADRAGESIMA QUINTA.- Las utilidades liquidas que en su caso arroje el balance general, despues de ser aprobado por la Asamblea Anual Ordinaria de Accionistas, se distribuiran en la siguiente forma:

         a) Se separara en primer termino un cinco por ciento para la constitucion o reconstitucion del fondo legal de reserva, hasta que represente una cantidad igual a la quinta parte del capital social.

         b) Luego se separara la cantidad que, en su caso, acuerde la Asamblea General para constituir los fondos extraordinarios, especiales o adicionales que se estimen convenientes.

         c) Se separaran las cantidades que la Asamblea acuerde aplicar para crear o incrementar reservas generales o especiales, incluyendo, en su caso, la reserva para adquisicion de acciones propias a que se refiere la Fraccion I del Articulo Catorce Bis de la Ley del Mercado de Valores.

         d) Se aplicara la cantidad que fuere necesaria al pago del dividendo preferente por el ejercicio de que se trate a que tienen derecho los accionistas de la Serie "L" o, en su caso, al pago de dividendos preferentes de ejercicios anteriores acumulados.

         e) El remanente de las utilidades liquidas podra ser distribuido como dividendo entre los accionistas, en proporcion a sus respectivos pagos de las acciones de que sean titulares, de aquellas en que se divida el capital social.

         Los pagos de dividendos se haran contra los cupones respectivos, a no ser que la Asamblea acuerde otra forma de comprobacion. Los dividendos no cobrados en cinco anos contados a partir de la fecha que se fije para su pago prescribiran en favor de la sociedad.

         La Asamblea anual fijara la remuneracion de los Consejeros y
Comisarios.

         Si hubiere perdidas, estas seran soportadas por los accionistas en proporcion al respectivo numero de sus acciones, pero limitada siempre la obligacion de los accionistas al pago del importe de sus suscripciones, sin que pueda exigirseles ningun pago adicional.

                         DE LAS CAUSAS DE LA DISOLUCION

         CUADRAGESIMA SEXTA.-      La Sociedad se disolvera:

          I.   Por expiracion del termino fijado en esta escritura.

          II. Por imposibilidad de seguir realizando el objeto principal de la sociedad.

          III. Por acuerdo de los socios tomado de conformidad con el contrato social y con la ley.

          IV. Porque el numero de accionistas llegue a ser inferior a cinco, minimo que exige la ley.

          V.   Por perdidas de las dos terceras partes del capital social.

                        DE LAS BASES PARA LA LIQUIDACION

         CUADRAGESIMA SEPTIMA.- Acordada la disolucion, se pondra en liquidacion la sociedad y la Asamblea General Extraordinaria de Accionistas designara por mayoria de votos de las acciones comunes uno o varios liquidadores, que seran los representantes de la sociedad y tendran las facultades y obligaciones senaladas en el articulo doscientos cuarenta y dos de la Ley General de Sociedades Mercantiles, debiendo proceder en su oportunidad a la distribucion del remanente entre los accionistas, de acuerdo con lo previsto en los articulos doscientos cuarenta y siete y doscientos cuarenta y ocho de la propia ley, y como sigue:

          I. Concluiran los negocios de la manera que juzguen mas conveniente;

          II. Cobraran los creditos y pagaran las deudas enajenando los bienes de la Sociedad que fuere necesario para tal efecto;

          III. Formularan el balance final de liquidacion; y

          IV. Una vez aprobado el balance final de liquidacion, distribuiran el activo liquido repartible entre todos los accionistas como sigue:

          1. Se pagara a los accionistas tenedores de las acciones de la Serie "L" el dividendo preferente equivalente al cinco por ciento sobre el valor teorico de las acciones que les correspondiere y que no hubiere sido cubierto;

          2. Se pagara a los accionistas tenedores de las acciones comunes u ordinarias de las Series "AA" y "A" un dividendo equivalente al dividendo pagado a los accionistas de la Serie "L" a que se refiere el punto 1 anterior de esta Fraccion IV.

          3. Una vez pagados los conceptos referidos en los puntos 1 y 2 anteriores, se debera pagar a los tenedores de las acciones de la Serie "L" el reembolso por accion equivalente a su valor teorico de $0.025 por accion;

          4. Del remanente se pagara a los accionistas de las Series "AA" y "A" una cantidad igual a la que se refiere el punto 3 anterior; y

          5. El remanente se distribuira por igual entre todos los accionistas y en proporcion al numero de las acciones y a su importe exhibido, de que cada uno de ellos fuere tenedor. En caso de discrepancia entre los liquidadores, el Comisario debera convocar a la Asamblea General Extraordinaria de Accionistas para que esta resuelva las cuestiones sobre las que existiesen divergencias.

         CUADRAGESIMA OCTAVA.- Los socios fundadores no se reservan derecho alguno.

         CUADRAGESIMA NOVENA.- Las disposiciones de la Ley General de Sociedades Mercantiles regiran en todo aquello sobre lo que no hay clausula expresa en esta escritura.

         QUINCUAGESIMA.- Cualquier controversia que se motive por la celebracion, interpretacion y cumplimiento de este contrato, en que sea parte la sociedad, se sometera a los tribunales federales de los Estados Unidos Mexicanos.

                  DISPOSICIONES TRANSITORIAS Y COMPLEMENTARIAS
                         DE LA ESCRITURA CONSTITUTIVA DE
                           AMERICA MOVIL, S.A. DE C.V.

            QUE SE ESTABLECEN EN FORMA ENUNCIATIVA, Y NO LIMITATIVA:


A) El capital social minimo fijo sin derecho a retiro de la sociedad, integramente pagado, importa la suma de $402,900,048.30 M.N. y esta representado por 3,266,191,868 comunes u ordinarias, de la Serie "AA", nominativas, sin expresion de valor nominal; 345,648,701 acciones comunes u ordinarias, de la Serie "A", nominativas, sin expresion de valor nominal, y 10,872,673,431 acciones nominativas de la Serie "L", sin expresion de valor nominal, de voto limitado; todas ellas integramente suscritas y pagadas.

Se hace constar que a la presente fecha se encuentra en la Tesoreria de la Sociedad para su recolocacion en los terminos del art. 14 bis de la Ley del Mercado de Valores, un total de 1,631,487,932 acciones de la Serie "L".

B) El Consejo de Administracion de la Sociedad inicialmente quedara integrado por once Consejeros Propietarios, en la forma siguiente:

                       CONSEJEROS POR LAS ACCIONES COMUNES

                                  PROPIETARIOS

                             ING. CARLOS SLIM HELU
                             ING. JAIME CHICO PARDO
                             C.P. HUMBERTO GUTIERREZ OLVERA Z.
                             LIC. ALEJANDRO SOBERON KURI
                             SRA. MA. ASUNCION ARAMBURUZABALA L.
                             LIC. DANIEL HAJJ ABOUMRAD
                             LIC. RAFAEL ROBLES MIAJA
                             SR. DREW ROY
                             SR.ROYCE S.CALDWELL

                   CONSEJEROS POR LAS ACCIONES DE LA SERIE "L"

                             ING. CLAUDIO X. GONZALEZ LAPORTE
                             LIC. DAVID IBARRA MUNOZ


C) Quedaran designados como Comisarios de la Sociedad las siguientes personas:

     COMISARIO PROPIETARIO                             COMISARIO SUPLENTE

C.P. FRANCISCO ALVAREZ DEL CAMPO                   C.P. AGUSTIN AGUILAR LAURENT


D) Quedaran designados como Presidente y Secretario del Consejo de Administracion los senores Ing. Carlos Slim Helu y Lic. Rafael Robles Miaja, respectivamente.

E) Cada uno de los Consejeros y Comisarios, asi como el Secretario y en su caso, el Prosecretario, percibiran la cantidad de: $13,000.00 M.N., por cada junta de Consejo a la que asistan, por concepto de emolumentos en el ejercicio de las funciones a su cargo, con excepcion de la ultima junta que se celebre en el presente ano 2000, en cuyo caso los honorarios para cada uno de ellos seran de $130,000.00, por su asistencia a la misma, quedando sujetos los pagos a las retenciones fiscales a que haya lugar.

F) Quedaran designados como miembros del Comite Ejecutivo de America Movil, S.A. de C.V., los siguientes Consejeros:

                             ING. CARLOS SLIM HELU
                             LIC. DANIEL HAJJ ABOUMRAD
                             C.P. HUMBERTO GUTIERREZ OLVERA Z.
                             SR.DREW ROY.


G) Quedaran conferidos por America Movil, S.A. de C.V. en favor de los senores Lic. Daniel Hajj Aboumrad, Ing. Adolfo Cerezo Perez, C.P. Jose Manuel Camacho Berrueta y C.P. Felix Elizundia Villafana, los siguientes poderes:


(1).- PODER GENERAL PARA PLEITOS Y COBRANZAS, en los terminos del parrafo primero del Articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y de sus Articulos correlativos de los respectivos Codigos Civiles de todos los Estados de la Republica Mexicana, con todas las facultades generales y aun con las especiales que de acuerdo con la Ley requieran clausula especial, particularmente las previstas por el Articulo dos mil quinientos ochenta y siete del Codigo Civil para el Distrito Federal y por sus Articulos correlativos de los demas Codigos Civiles mencionado, con excepcion unicamente de la facultad de hacer cesion de bienes.

De manera enunciativa pero no limitativa se mencionan, entre otras facultades de los apoderados, las siguientes:

I.-     Para desistirse.

II.-    Para transigir.

III.-   Para comprometer en arbitros.

IV.-    Para absolver y articular posiciones.

V.-     Para recusar.

VI.-    Para recibir pagos.

VII.- Para presentar denuncias y querellas en materia penal y para desistirse de ellas y otorgar perdon cuando lo permita la Ley.

VIII.-  Para promover el juicio de amparo y desistirse de el.

IX.- Para autorizar a terceros para oir y recibir notificaciones y toda clase de documentos.

X.-     Para otorgar y revocar todo tipo de poderes.

Los apoderados ejercitaran las facultades a que se refiere este poder ante particulares y ante toda clase de autoridades administrativas o judiciales, inclusive de caracter federal o local y ante las Juntas de conciliacion y Arbitraje, Locales o Federales y Autoridades de Trabajo.

(2).-PODER GENERAL PARA ACTOS DE ADMINISTRACION, en los terminos del parrafo segundo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y de sus Articulos correlativos de los respectivos Codigos Civiles de todos los Estados de la Republica Mexicana, quedando comprendida la facultad de otorgar y revocar todo tipo de poderes.

(3).- PODER PARA PLEITOS Y COBRANZAS Y PARA ACTOS DE ADMINISTRACION REFERIDO A CONFLICTOS Y ASUNTOS EN MATERIA LABORAL, de acuerdo con lo dispuesto por los Articulos once, seiscientos noventa y dos fraccion segunda, setecientos ochenta y seis, ochocientos setenta y seis y demas relativos de la Ley Federal del Trabajo, y en los terminos de los dos primeros parrafos del Articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y de sus Articulos correlativos de los respectivos Codigos Civiles de todos los Estados de la Republica Mexicana, con las facultades especiales que de acuerdo con la Ley requieran clausula especial contenidas en el Articulo dos mil quinientos ochenta y siete del mismo Codigo y de sus Articulos correlativos de los demas Codigos Civiles mencionados, con excepcion unicamente de la facultad de hacer cesion de bienes, incluyendose expresamente aquellas que de manera enunciativa y no limitativa se mencionan a continuacion, tales como desistirse, transigir, comprometer en arbitros, recusar, absolver y articular posiciones, recibir pagos, otorgar recibos y cancelaciones, promover juicio de amparo y desistirse de el, hacer denuncias, acusaciones y querellas, autorizar a terceros para oir y recibir notificaciones y toda clase de documentos, otorgar y revocar todo tipo de poderes y, en general, ejercitar sus facultades y todo tipo de acciones ante toda clase de personas fisicas y morales y ante toda clase de autoridades tanto judiciales como administrativas, ya sean del fuero comun o federal, y en especial ante las Juntas Locales y Federales de Conciliacion y Arbitraje. En especial, los apoderados podran comparecer ante todas las autoridades en materia de trabajo, con el fin de realizar todas las gestiones y tramites necesarios para la solucion de los conflictos y asuntos laborales de la poderdante, para lo cual los apoderados compareceran en el caracter de Representantes de la misma, en los terminos del Articulo once de la Ley Federal de Trabajo, que a continuacion se transcribe: "Los directores, administradores, gerentes y demas personas que ejerzan funciones de direccion o administracion en la empresa o establecimiento, seran considerados representantes del patron y en tal concepto lo obligan en sus relaciones con los trabajadores". En el ejercicio del poder los apoderados podran participar representando a la poderdante en la etapa conciliatoria a que sea citada por las Juntas de Conciliacion y las Juntas de Conciliacion y Arbitraje, con todas las facultades y decision y para la suscripcion de los convenios necesarios para la solucion de los conflictos laborales en etapa conciliatoria. Asimismo podran comparecer en todas las demas etapas del proceso laboral.

(4).- Poder General para Actos de Dominio, en los terminos del parrafo tercero del articulo 2554 del Codigo Civil para el Distrito Federal y de sus articulos correlativos de los respectivos Codigos Civiles de todos los Estados de la Republica Mexicana.

(5).- Poder General para aceptar, otorgar, girar, emitir, endosar y por cualquier otro concepto suscribir titulos de credito, en los terminos del articulo noveno y demas relativos de la Ley General de Titulos y Operaciones Credito.

(6).- Sustituir o delegar en todo o en parte los poderes otorgados en los incisos (1), (2), (3), (4), y (5) y otorgar poderes generales y especiales bajo los terminos y con las facultades que consideren necesarias o convenientes, debiendose reservar los apoderados el ejercicio de los presentes poderes, siempre y en cualquier caso, quienes contaran tambien con la facultad de revocar las sustituciones o poderes que ellos otorguen o que hayan sido otorgados por cualesquiera otros organos o apoderados de la Sociedad.

(7).- Los apoderados, al sustituir o delegar en todo o en parte estos poderes a terceros, y al otorgarles poderes generales o especiales bajos los terminos y con las facultades que los propios apoderados consideren necesarias o convenientes, podran, a su vez, transmitir a dichos terceros, total o parcialmente, las facultades contenidas en el inciso (6) que antecede, a fin que de esos terceros puedan, hasta donde se les faculte en cada caso particular, realizar lo siguiente: Sustituir o delegar en todo o en parte sus respectivos poderes, y otorgar poderes generales o especiales bajo los terminos y con las facultades que consideren necesarias o convenientes, debiendose reservar dichos terceros el ejercicio de sus poderes, siempre y en cualquier caso, quienes, de haberseles facultado, tambien podran revocar las sustituciones o poderes que ellos otorguen o que hayan sido otorgados por cualesquiera otros organos o apoderados de la Sociedad.

(8).- Los poderes para pleitos y cobranzas, actos de administracion, y los referidos a conflictos y asuntos en materia laboral, otorgados en los incisos
(1), (2) y (3), asi como las facultades conferidas en los incisos (6) y (7) precedentes, cuando se refieran a tales poderes, podran ejercitarse indistintamente por cualquiera de los apoderados, en forma individual; debiendose considerar lo que se establece en el inciso (9) siguiente.

(9).- Los poderes para actos de dominio y para suscribir titulos de credito otorgados en los incisos (4) y (5), asi como las facultades conferidas en los incisos (6) y (7), cuando se refieran a dichos poderes, requerira ejercitarse conjuntamente por dos de cualesquiera de los apoderados aqui designados, o bien, por uno de cualesquiera de ellos actuando conjuntamente con otro apoderado que en lo futuro llegue a contar con facultades suficientes para ello, excepto en los casos siguientes:

a) Para realizar actos de dominio sobre bienes inmuebles o para otorgar poderes con facultades para actos de dominio, se requerira que uno de los dos apoderados que actuen sea, cuando menos, cualquiera de los senores Lic. Daniel Hajj Aboumrad o el Ing. Adolfo Cerezo Perez.


b) Para abrir cuentas de cheques, firmar en ellas y autorizar a terceros para que lo hagan, el Senor Ing. Adolfo Cerezo Perez podra actuar individualmente.

H) Se establecera expresamente que:

La Asamblea Ordinaria de Accionistas y el Consejo de Administracion podran aprobar, en cualquier tiempo y dentro de su respectiva competencia, cualesquiera cambios o sustituciones que estimen convenientes en relacion con los nombramientos, emolumentos y poderes que se comprendan en los articulos transitorios y disposiciones complementarias de la escritura constitutiva de America Movil, S.A. de C.V.

I) Los ejercicios sociales coincidiran con el ano de calendario. Sin embargo, la sociedad iniciara un ejercicio social y fiscal irregular a partir de la fecha de la presente escritura, que concluira el dia 31 de diciembre de 2000.

===============================================================================

                                   EXHIBIT "C"

                 MINUTES OF THE SPECIAL MEETING OF SHAREHOLDERS

                      OF TELEFONOS DE MEXICO, S.A. DE C.V.,

                           HELD ON SEPTEMBER 25, 2000

--------------------------------------------------------------------------------

                      BYLAWS OF AMERICA MOVIL, S.A. DE C.V.

                                     CLAUSES

         ONE.-The Company shall be known as "AMERICA MOVIL", followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE", abbreviated as "S.A. de C.V."

         TWO.- The corporate headquarters of the Company shall be located in Mexico City, Federal District; however, it may set up offices, branches or agencies anywhere in Mexico or abroad, or agree to be subject under any contract or agreement to foreign legislation or to the laws of any state in Mexico and to the jurisdiction of the relevant courts, or be subject to jurisdictions arising from Mexican or foreign addresses provided in contracts or agreements, for purposes of receiving any manner of notices or service of process, whether judicial or otherwise, and it may for such or any other purposes appoint attorneys-in-fact outside of Mexico with or without special powers, without thereby giving rise to a change in its corporate domicile.

         THREE.- The Company shall serve the following purposes:

          a) Promoting, creating, organizing, developing, purchasing and acquiring an equity interest in any manner of industrial, commercial, service-related or other enterprises, partnerships or companies, whether domestic or foreign, and taking part in the management and liquidation thereof.

          b) Acquiring shares or interests in any type of business partnership or corporation by any legal means, whether upon the organization thereof or subsequent thereto, as well as selling, disposing of or trading such shares or equity interests, including any other securities, pursuant to the provisions of the Comision Nacional Bancaria y de Valores (National Banking and Securities Commission), and, provided that the shares of the Company are registered in the Seccion de Valores del Registro Nacional de Valores e Intermediarios (Securities Section of the National Registry of Securities and Broker-Dealers), acquiring shares of the Company subject to the provisions of these Bylaws.

          c) Building, installing, maintaining, operating and developing public telecommunication networks, provided that the Company has obtained any concessions and permits legally required for such purposes.

          d) Acquiring direct title to real estate properties, subject to the provisions of article 27 of the Political Constitution of the United Mexican States and the Foreign Investment Act and associated Regulations.

          e) Renting out and leasing any manner of real estate properties and entering into any manner of agreements providing for the use or possession of real estate properties by the Company or third parties.

          f) Acquiring, selling and otherwise entering into agreements relating to real estate, machinery, equipment and tools as required or appropriate in furtherance of the Company's purposes.

          g)   Entering into any agreements providing for credit or rights.

          h) Entering into any agreements relating to patents, labels or trademarks.

          i) Providing or receiving any manner of technical, scientific or administrative advisory and assistance services.

          j)   Issuing bonds and promissory notes.

          k)   Creating branches, agencies and offices in Mexico or abroad.

          l) Acting as agent, representative or broker for Mexican or foreign individuals or corporate entities.

          m)   Lending or borrowing money.

          n) Accepting, signing, co-signing or endorsing any manner of credit instruments.

          o) Providing any manner of guarantees, including collateral and security interests, as required or appropriate in furtherance of the Company's purposes.

          p) Guaranteeing the performance of obligations by Mexican or foreign third-party individuals or legal entities by any legal means, whether free of charge or for consideration, including the providing of collateral and security interests, and becoming a joint obligor with any Mexican or foreign third-party individuals or legal entities.

          q) Entering into any agreement related to the Company's purposes and which a corporation may lawfully execute.

         FOUR.- The Company shall be in existence for an indefinite term.

         FIVE.- The Company is of Mexican nationality. Any present or future shareholders of the Company formally agree with the Secretaria de Relaciones Exteriores (Mexican Ministry of Foreign Affairs) to be considered Mexican nationals with respect to any shares of the Company which they may acquire or hold, as well as with respect to any assets, rights, concessions or interests which the Company may hold or any rights and obligations arising from agreements executed by the Company and Mexican authorities. Consequently, such present or future shareholders undertake not to invoke the protection of their respective Governments under penalty of forfeiting in favor of the Mexican Government any equity interest they may have acquired.

         SIX.- The capital stock shall be variable, with a fixed minimum of $402,900,048.30 (four hundred two million nine hundred thousand forty-eight point thirty pesos), accounted for by a total of 16,116,001,932 shares, of which 3,266,191,868 (Three Billion Two Hundred Sixty-Six Million One Hundred Ninety-One Thousand Eight Hundred Sixty-Eight) are registered Series "AA" common shares with no par value; 345,648,701 (Three Hundred Forty-Five Million Six Hundred Forty-Eight Thousand Seven Hundred One) are registered Series "A" common shares with no par value, and 12,504,161,363 (Twelve Billion Five Hundred Four Million One Hundred Sixty-One Thousand Three Hundred Sixty-Three) are registered Series "L" shares with no par value and limited voting rights.

         The maximum authorized capital may not exceed an amount equal to ten times the minimum fixed capital amount. The capital stock shall be evidenced by a number of Series "AA" shares equal at least to 20% (twenty percent) but not greater than 51% (fifty-one percent) of the capital stock and at all times constituting no less than 51% (fifty-one percent) of the common shares comprised in such capital stock, which Series "AA" shares shall be registered, common shares with no par value and may be subscribed for and acquired only by Mexican investors; by a number of Series "A" shares not to exceed 19.6% (nineteen point six percent) of the capital stock and not to exceed 49% (forty-nine percent) of the common shares comprised in such capital stock, which Series "A" shares shall be registered, common shares and may be freely subscribed for; and by registered, common, limited-voting Series "L" shares that may be freely subscribed for, in a number that, together with the Series "A" shares, does not exceed 80% (eighty percent) of the capital stock.

         Upon any increase in capital stock, such increase shall be proportionally represented by a Series "AA" sub-series, a Series `A" sub-series, and a Series "L" sub-series, which shall be the entire and sole components of such increase. The Company may issue unsubscribed for shares of any of the series comprising its capital stock, to be delivered as the subscription is consummated.

         A minimum of 51% (fifty-one percent) of the common shares of the capital stock shall be subscribed for by Mexican investors and shall be Series "AA" shares, while the remaining shares, comprising up to 49% (forty-nine percent) of the capital stock, shall be Series "A" shares and may be acquired by Mexican investors, by foreign individuals or legal entities, or by Mexican companies wherein the majority equity interest is held by foreigners or wherein management is otherwise controlled by foreigners.

         Series "AA" and "A" common shares may not in the aggregate account for more than 51% (fifty-one percent) of the shares comprising the capital stock.

         Series "L" shares may be freely subscribed for and may consequently be acquired by Mexican investors, by foreign individuals or legal entities, or by Mexican companies wherein the majority equity interest is held by foreigners or wherein management is otherwise controlled by foreigners.

         Series "AA" shares, which may be subscribed for only by Mexican investors, shall at all times comprise no less than 20% (twenty percent) of the capital stock. Series "A" and Series "L" shares, which may be freely subscribed for, may not in the aggregate account for more than 80% (eighty percent) of the capital stock.

         Series "AA" shares may be subscribed for or acquired only by:

          a)   Mexican individuals.

          b) Mexican companies with bylaws containing a foreigner-exclusion clause whereby a partnership or shareholding interest may only be held by Mexican individuals and/or by Mexican companies with bylaws likewise containing a foreigner-exclusion clause.

          c) Mexican companies with bylaws providing that at least 51% (fifty-one percent) of the capital stock may only be subscribed for or acquired by (i) Mexican individuals, and/or (ii) Mexican companies with bylaws containing a foreigner-exclusion clause whereby a partnership or shareholding interest may only be held by Mexican individuals and/or by Mexican companies with bylaws likewise containing a foreigner-exclusion clause, and/or (iii) Mexican companies allowing a minority foreign equity interest, provided that the shares of such companies are listed in the Bolsa Mexicana de Valores, S.A. de C.V (Mexican Securities Exchange).

          d) Mexican lending, insurance and bonding institutions, and Mexican investment companies operating under the Ley de Sociedades de Inversion (Law of Investment Companies), provided that the shares or capital contribution certificates of the relevant institution or company are listed in the Bolsa Mexicana de Valores, S.A. de C.V.

          e) Trusts specifically authorized to acquire Series "AA" shares by the relevant authorities pursuant to the Foreign Investment Act and associated Regulations, wherein (i) the majority of beneficial rights are held by individuals or legal entities meeting the requirements provided in subparagraphs a), b), and d) hereinabove, or (ii) the Series "AA" shares under the trust constitute a minority of the shares of such Series and must be voted by the trustee in line with the majority of the Series "AA" shares.

         The shares to be issued by the Company may not be acquired by foreign Governments or States and, should this occur, they shall be null and void for the holder thereof upon their acquisition.

         SEVEN.- The shares shall, within their respective series, provide equal rights. Each Series "AA" or "A" common share entitles the holder to a vote at Regular Shareholders' Meetings. Series "L" shares are only entitled to a vote on matters restrictively allotted to such shares hereunder and transcribed on the certificates thereof. Such share certificates shall bear the original signature of any two Directors or a printed facsimile thereof, if the Board of Directors so authorizes. In the latter case, the originals of the relevant signatures shall be filed at the Commercial Section of the relevant Registro Publico de la Propiedad y del Comercio (Public Registry of Real Estate and Commerce). Share certificates shall be sequentially numbered and may evidence either one or several shares, and shall have dividend payment coupons attached thereto. Final share certificates or temporary certificates shall contain all information required under Article twenty-five of the General Law of Commercial Enterprises and under clause five hereof.

         EIGHT.- Series "L" shares shall provide for limited voting rights and the right to a preferred dividend, and shall be issued pursuant to Article 113 of the General Law of Commercial Enterprises. Series "L" shares shall be entitled to vote only on the following matters: extending the term of the Company, early dissolution of the Company, change of corporate purpose, changing the nationality of the Company, changing the nature of the Company, merger with another company, and delisting the shares of the Company from the securities or special sections of the National Registry of Securities and Broker-Dealers or from foreign securities exchanges, except in the case of stock quoting systems or other markets not organized as securities exchanges.

         Series "L" shares shall, by resolution to be passed at a Special Shareholders' Meeting held for such purpose, be entitled to designate two Directors and their respective Alternates.

         The person authorized for such purpose at the Special Shareholders' Meeting described in the preceding paragraph, shall provide the Chairman of the Board of Directors of the Company with written notice of the names of the persons elected by the Series "L" shares to serve as Directors, and their respective Alternates.

         Lastly, Series "L" shareholders may be present and vote, at the rate of one vote per share, at Special Shareholders' Meetings held to decide whether to amend Article Twelve hereof regarding the delisting of the Company's shares at the Securities Section of the National Registry of Securities and Broker-Dealers.

         Every share shall provide the same ownership and pecuniary rights. Consequently, all shares shall without distinction take equal part in any type of dividend, reimbursement, redemption or distribution, in all cases subject to the following:

a). Pursuant to Article One Hundred Thirteen of the General Law of Commercial Enterprises, dividends may not be allocated to Series "AA" and "A" shares without paying Series "L" shares, which have limited voting rights, an annual five percent dividend on the theoretical value of the Series "L" shares, which amounts to $0.025 (zero point zero two five Mexican Pesos) per share, that is to say, an annual dividend of $0.00125 (zero point zero zero one two five Mexican Pesos) per share, which shall be charged to the retained earnings of the Company according to previous financial statements duly approved at Shareholders' Meetings pursuant to Article Nineteen of the General Law of Commercial Enterprises. In the event that, in any fiscal year, dividends are not declared or are lower than such five percent, this amount shall be satisfied in subsequent years in the indicated order.

b). Once the dividend for Series "L" shares described in subparagraph a) has been satisfied, if the payment of additional dividends is decided upon at the Regular Shareholders' Meeting, then Series "AA" and "A" shareholders shall receive the same dividend amount received by Series "L" shareholders pursuant to subparagraph a) above in the fiscal year in question or in previous fiscal years, in order that all shareholders receive an equal dividend amount.

c). Once the dividend for Series "AA" and "A" shareholders described in subparagraph b) above has been satisfied and, consequently, all shareholders have received or are about to receive the same dividend amount, if the Company makes additional dividend payments in the same fiscal year, all Series "AA", "A" and "L" shareholders shall receive the same dividend amount per share, whereby every Series "L" share shall receive an additional dividend payment which shall be identical as to form of payment, amount and timing to the dividend payment received by every Series "AA" and "A" share.

d). In the event that the Company is liquidated, Series "L" shareholders shall be paid any cumulative preferred divided equivalent to five percent on the theoretical value of their shares that has not been satisfied pursuant to subparagraph a) above prior to distributing the distributable remainder among all shares. In such event, once the dividend indicated in the preceding sentence has been paid, Series "AA" and "A" shareholders shall be paid a dividend per share equivalent to the one received by Series "L" shareholders.

e). In the event of a capital stock increase involving the issuance of new Series "L" shares to be paid for in cash or in kind, outstanding Series "L" shareholders shall be entitled to subscribe for such new shares in the relevant proportion provided in these bylaws.

f). Series "L" shares shall participate on the same terms as all other stock Series with respect to any and all dividends declared by the Company.

         NINE.- Subject to the provisions of these bylaws, upon the request of the relevant shareholders, the shares comprising Series "A" of the capital stock of the Company may be exchanged for Series "L" shares on a one-to-one basis by delivering the Series "A" shares to the Company's Treasury, where they shall be cancelled.

         TEN.- Subject to the provisions of these bylaws, commencing on January 2, 2001 (January second, two thousand one) until January 31, 2001 (January thirty-first, two thousand one), upon the request of any shareholder so desiring, Series "L" shares may be exchanged for Series "AA" shares if the relevant shareholder is of Mexican nationality, and by complying with current and, as the case may be, future relevant legal provisions if the relevant shareholder is of foreign nationality, by delivering the Series "L" shares to the Company's Treasury.

         Having submitted the request within the period indicated in the preceding paragraph, in the event that several shareholders request on the same date an exchange of their Series "L" shares for Series "AA" shares and the Series "AA" shares held in the Company's Treasury are not sufficient to satisfy such requests, the exchange shall be performed for all shareholders having requested such exchange on the same date in proportion to the number of shares that each has requested to exchange. Upon the conclusion of the period indicated in the preceding paragraph, no further exchange shall be performed under this Clause.

         ELEVEN.- Subject to the provisions of these bylaws, upon request from the Series "AA" shareholders, such shares may be delivered to the Company's Treasury to be exchanged for Series "L" shares on a one-to-one basis, provided that Series "AA" shares do not as a result thereof come to account for less than 20% (twenty percent) of the capital stock.

         TWELVE.- The Company shall keep a stock ledger and shall consider shares to be held by the owner of record set forth therein. Upon the request of any interested party, the Company shall, following due verification, record any and all share transfers on such stock ledger.

         Pursuant to and for purposes of Article 130 of the General Law of Commercial Enterprises, any transfer of shares issued by the Company may only be performed upon authorization from the Board of Directors if the number of shares to be transferred accounts, either by itself or added to prior transactions by the same shareholder or by a group of related shareholders acting in concert, for 10% (ten percent) or more of the voting shares issued by the Company. As long as the Company keeps issued shares listed on the National Registry of Securities and Broker-Dealers, the preceding requirement shall, in the case of transactions performed through the securities exchange, be additionally subject to the rules to be provided, as the case may be, by the Securities Market Law or the relevant provisions to be issued by the National Banking and Securities Commission. If, pursuant to such Article, the Board of Directors denies such authorization, it shall designate one or more purchasers for the shares, who shall pay the interested party the price quoted on the securities exchange. In the event that the shares are not listed on the National Registry of Securities and Broker-Dealers, the price to be paid shall be determined on the basis of the above-mentioned Article 130.

         Whenever the shares of the Company are listed in the Securities Section of the National Registry of Securities and Broker-Dealers pursuant to the Securities Market Law and the general provisions to be issued by the National Banking and Securities Commission, in the event of a delisting of the shares from the Securities Section of such Registry, whether at the Company's own request or by a National Banking and Securities Commission resolution pursuant to Law, shareholders controlling the Company at the time undertake to proceed to a public purchase offer prior to such delisting at a price equal at least to the higher of: (i) the average closing price on trades completed over the thirty days on which the shares were quoted prior to the offer date, or, (ii) the book value of the shares according to the latest quarterly report submitted to the Commission and to the securities exchange prior to the offer, unless the National Banking and Securities Commission, when deciding to authorize the public purchase offer in connection with the delisting of the shares as described above, authorizes a different price. Shareholders controlling the Company shall not be required to conduct the above-described public offer if evidence is provided of the consent of all shareholders to the delisting of the shares. To amend this paragraph of the Bylaws shall require: (i) prior approval from the National Banking and Securities Commission; and (ii) a resolution passed at a Special Shareholders' Meeting with a voting quorum of at least 95% (ninety-five percent) of the capital stock.

         Companies that are majority-held by the Company may neither directly nor indirectly acquire shares of the Company or of any other company that is a majority shareholder of the Company or that, without being so, is a Company shareholder to the knowledge of such companies that are majority-held by the Company, unless such companies acquire shares of the Company to exercise options or implement stock selling plans created or granted or designed for the benefit of employees or officers of such companies or of the Company, provided that the number of shares acquired for such purpose does not exceed 25% (twenty-five percent) of the total outstanding shares of the Company.

         THIRTEEN.- The variable capital of the Company may be increased or reduced without need of amending the bylaws, the only requirement being that such increases or reductions are to be agreed upon at a Special Shareholders' Meeting and the minutes thereof are to be formalized before a notary public, without need of filing a copy of the notarized instrument in the Commercial Section of the relevant Public Registry of Real Estate and Commerce.

         The minimum fixed capital of the Company may not be increased or reduced unless so resolved upon at a Special Shareholders' Meeting, with the relevant amendment of the bylaws.

         Any capital stock increase or reduction shall be recorded on a ledger to be kept by the Company for such purpose.

         No capital stock increase may be declared if all previously issued shares of the Company have failed to be fully subscribed for and paid in.

         Upon an increase in capital stock, all shareholders shall, in proportion to their number of shares of the relevant Series, have a preferred right to subscribe for any shares to be issued or made available. The right provided under this paragraph shall be exercised within fifteen calendar days of the date of publication of the relevant resolutions in the Federal Official Gazette and in a major Mexico City newspaper.

         Reductions in the variable portion of the capital stock shall be performed by proportionally redeeming full shares of the series comprising such capital stock and proceeding to the reimbursement thereof to shareholders at the price quoted on the Bolsa de Valores on the day when such capital reduction is declared. Shareholders shall, at the relevant Shareholders' Meeting, be entitled to request the proportional redemption of the relevant shares and, in the event that an agreement to proceed to such redemption is not obtained, the shares to be redeemed shall be determined by lottery before a notary public or broker.

         Upon designation of the shares to be redeemed, an announcement shall be published in the Federal Official Gazette and in a major Mexico City newspaper stating the number of shares to be withdrawn and the number of share certificates to be consequently cancelled or, as the case may be, exchanged, as well as identifying the lending institution where the reimbursement amount is to be deposited, which amount shall as of the date of publication be available to the relevant shareholders without accruing any interest.

         The Company may acquire shares of its own capital stock through the Bolsa de Valores with the prior approval of the Board of Directors, pursuant to
Article 14 Bis of the Securities Market Law. The Board of Directors shall be solely responsible for deciding on the buyback of the Company's shares, while shareholders assembled at Regular Shareholders' Meetings shall be responsible for indicating the capital stock amount that is to be allocated to such share buyback and the portion of net earnings to be set aside as a share buyback reserve. For the above purposes, pursuant to Article 14 Bis of the Securities Market Law, the Company may hold in its Treasury shares forming part of the minimum fixed portion of capital stock.

         FOURTEEN.- Shareholders are entitled to partially or fully withdraw their capital contribution evidenced by shares forming part of the variable portion of the capital stock, provided that, in addition to abiding by articles 220 and 221 of the General Law of Commercial Enterprises, they agree to be reimbursed on the basis of the lower of the following two figures: 95% (ninety-five percent) of the price quoted on the Bolsa de Valores, computed as the average closing price on trades completed over the thirty days on which the shares were quoted prior to the date on which such withdrawal is to take effect, or the book value of the shares according to the financial statements, duly approved at the Regular Shareholders' Meeting, for the close of the fiscal year on which such withdrawal is to become effective.

         Payment of such reimbursement shall be required of the Company commencing on the day following the Regular Shareholders' Meeting approving the financial statements for the fiscal year on which such withdrawal is to become effective.

         In the event of partial or full withdrawal of a shareholder's capital contribution, the corresponding capital stock reduction shall not require calling a Shareholders' Meeting.

                             SHAREHOLDERS' MEETINGS

         FIFTEEN.- Shareholders acting at Shareholders' Meetings are the highest governing body of the Company, all others being subordinate thereto.

         SIXTEEN.- Shareholder Meetings shall be either Regular or Special, and shall be held at the domicile of the Company. Special Shareholders' Meetings shall be those dealing with any of the matters listed in Article one hundred eighty-two of the General Law of Commercial Enterprises and with the delisting of the Company's shares from the securities or special sections of the National Registry of Securities and Broker-Dealers or from any foreign securities exchanges where shares of the capital stock are listed. All other Shareholders' Meetings shall be Regular meetings. Shareholders' Meetings shall deal only with matters listed on the agenda.

         Special Meetings held by Series "L" shareholders for purposes of designating the two Directors to whom they are entitled, shall be called annually by the Board of Directors to be held ahead of the Annual Regular Shareholders' Meeting. Special Series "L" Shareholders' Meetings held solely for the purpose of designating such Directors, shall be governed by the provisions set forth in Clause Twenty-Three hereof for Regular Shareholders' Meetings held upon second notice.

         SEVENTEEN.- Regular Shareholders' Meetings shall be held at least once yearly within four months following the close of the relevant fiscal year on a date to be set by the Board, and shall, in addition to the matters included on the agenda, deal with the matters listed in Article one hundred eighty-one of the General Law of Commercial Enterprises. Special Shareholders' Meetings shall be held whenever there is need to discuss any of the matters within their domain, which are listed in article one hundred eighty-two of the General Law of Commercial Enterprises, or to delist shares issued by the Company from the securities or special sections of the National Registry of Securities and Broker-Dealers or from foreign securities exchanges in which the Company's shares are listed.

         EIGHTEEN.- Shareholders' Meetings shall be called by the Board of Directors, the Statutory Examiners, the Chairman or the Secretary of the Board, or judicial authorities, as the case may be.

         NINETEEN.- Notices of Shareholders' Meetings shall be provided by means of an announcement in the Federal Official Gazette or a major Mexico City newspaper not less than fifteen calendar days in advance of the scheduled meeting date.

         TWENTY.- Notices of Shareholders' Meetings shall set forth the place, date and time of the Meeting, the agenda therefor, and the signature of those calling it.

         TWENTY-ONE.- Shareholders' Meetings may be held without advance notice, provided that all shares entitled to vote on the matters to be discussed are represented thereat.

         TWENTY-TWO.- Regular Shareholders' Meetings held upon first notice shall be deemed lawfully convened if at least one half of common shares is represented, and their resolutions shall be valid if passed by a majority of votes in attendance.

         TWENTY-THREE.- If a Regular Shareholders' Meeting cannot be held on the scheduled date, a second notice shall be published, providing for a date not earlier than seven calendar days following the originally scheduled date, and the matters indicated on the agenda shall be decided at such meeting by majority vote, regardless of the number of common shares represented.

         TWENTY-FOUR.- Special Shareholders' Meetings held upon first notice to deal with matters on which Series "L" shares are not entitled to vote, shall be deemed lawfully convened with the presence of at least three fourths of common shares entitled to vote on the matters to be dealt with, and their resolutions shall be valid if passed by at least a majority of common voting shares.

         Special Shareholders' Meetings called to deal with any of the matters on which Series "L" shares are entitled to vote shall be lawfully convened if at least three fourths of the capital stock are represented, and resolutions shall be passed by the vote of shares accounting for a majority of such capital stock.

         Special Shareholders' Meetings held upon subsequent notice to deal with any of the matters on which Series "L" shares are not entitled to vote, shall be deemed lawfully convened with the presence of at least a majority of common shares entitled to vote on the agenda, and their resolutions shall be valid if passed by at least the number of shares constituting a majority of such capital stock entitled to vote on the agenda.

         Special Shareholders' Meetings held upon subsequent notice to deal with matters on which Series "L" shares are entitled to vote, shall be deemed lawfully convened if at least a majority of the capital stock is represented, and resolutions shall be valid if adopted by at least the number of shares constituting such majority of capital stock.

         Resolutions adopted at Special Shareholders' Meetings held upon first or subsequent notice to deal with any of the matters on which Series "L" shares are entitled to vote, shall be legally agreed upon only if, in addition to the requirements provided in the preceding paragraphs, they are approved by a majority of Series "AA" and "A" common shares.

         TWENTY-FIVE.- In order to be entitled to attend and vote at Shareholders' Meetings, shareholders shall be required to deposit their final share certificates or, as the case may be, their temporary certificates, at the Office of the Secretary of the Company at least one day prior to the Meeting, and pick up their admission card. Share certificates may also be deposited at a Mexican or foreign lending institution or at a Mexican brokerage house; in this case, an admission card may be obtained by submitting at the Office of the Secretary of the Company a voucher from such institution confirming such deposit and evidencing the obligation of the relevant lending institution, brokerage house or depositary institution to hold the deposited share certificates until notified by the Secretary of the Board of Directors that the Shareholders' Meeting has concluded. The Office of the Secretary of the Company shall give shareholders as appropriate an admission card containing the name of the shareholder, the number of shares on deposit, and the number of votes to which such shares are entitled.

         TWENTY-SIX.- Shareholders may be represented at Shareholders' Meetings by proxies appointed through a simple power of attorney; provided, however, that neither members of the Board of Directors nor Statutory Examiners shall serve as proxies.

         TWENTY-SEVEN.- Shareholders' Meetings shall be chaired by the Chairman of the Board, and in his absence by one of the Mexican Directors in attendance, and in the absence of all the above by an individual to be designated by the attendees. The Secretary or Assistant Secretary of the Board shall, if present, act as Secretary of the Meeting; in the absence of both, the chairman thereof shall designate a Secretary.

         TWENTY-EIGHT.- At the commencement of Shareholders' Meetings, the chairman thereof shall appoint two vote counters to count the shares represented at the Meeting. The vote counters shall prepare an attendance list, setting down the names of shareholders present or represented, and the number of shares deposited by each prior to attending the Shareholders' Meeting.

         TWENTY-NINE.- If, a Shareholders' Meeting having been lawfully convened, there is insufficient time to decide on all matters on the agenda, the meeting may be adjourned until the following day without need of further notice, provided that this decision is approved by the number of votes required to validly adopt a resolution at such meeting.

         Resolutions adopted once such meeting is resumed shall be valid if approved by the number of votes required for such purpose hereunder.

         THIRTY.- Minutes shall be taken of every Shareholders' Meeting, indicating each approved resolution. Such minutes shall be entered in the relevant minute book and be signed by the Chairman and Secretary of the meeting and by any Statutory Examiner(s) in attendance.

                                   MANAGEMENT

         THIRTY-ONE.- Management of the Company shall be entrusted to a Board of Directors comprised of at least 5 (five) members, the exact number being determined at a Regular Shareholders' Meeting. Shareholders assembled at such meeting may appoint a number of alternates not exceeding the number of Directors, and may in such case determine the manner in which alternates are to substitute for the respective Directors; provided, however, that if this is not determined at such meeting, any alternate may substitute for any Director, with the exception of alternates appointed by Series "L" shareholders, who may only substitute for any of the Directors appointed by such Series, and of alternates appointed by shareholders exercising their minority rights, who may only substitute for Directors appointed by such minority. The majority of Directors and alternates shall at all times be Mexican and be appointed by Mexican shareholders. Directors and alternates shall be appointed by the majority vote of Series "AA" and "A" common shares, and the two remaining Directors and alternates shall be appointed by the majority vote of the Series "L" shares.

         Members of the Board of Directors need not be shareholders. Any shareholder or group of shareholders representing at least ten percent of common shares shall be entitled to appoint a Director and an Alternate Director and, in such event, may no longer exercise majority voting rights to appoint Directors and their alternates. If any shareholder or group of shareholders representing at least 10% (ten percent) of common shares exercises the right to appoint a Director and his Alternate, the majority shall only be entitled to appoint the remaining number of Directors to be elected by such majority. Directors shall be elected to serve for one year and shall, if necessary, continue to serve beyond their term until their replacement has taken office. Directors may be reelected and shall be compensated as determined at a Regular Shareholders' Meeting. Alternates thus appointed shall substitute for their respective Directors in their absence.

         THIRTY-TWO.- Neither Board members, their alternates, the Statutory Examiner, his alternate, Executive Committee members, as the case may be, administrators nor managers shall be required to provide a bond to secure the performance of their duties, unless such requirement is provided at a Shareholders' Meeting upon their appointment.

         THIRTY-THREE.- The Board of Directors shall meet on a bimonthly basis in Mexico City or at any other Mexican location indicated for such purpose and on the dates provided by the Board itself. The Chairman of the Board shall, through the Secretary of the Board, call Directors to such bimonthly meetings.

         In addition to such bimonthly meetings, the Board of Directors shall meet whenever its members are duly convened for such purpose in writing by the Chairman, two Directors or a Statutory Examiner. Statutory Examiners shall be asked to attend every Board of Director meeting, and may take part therein but not vote.

         Notices of Board of Director meetings shall contain the scheduled agenda. The Board shall be validly in session if a majority of its members is in attendance and the majority of attendees is Mexican, and Board resolutions shall be valid if adopted by the vote of a majority of Board members in attendance. In the event of a tie, the Chairman of the Board shall have the casting vote.

         Prior to resolving any of the matters listed in points (1) to (11) of Clause Forty, the Board of Directors shall consult with the Executive Committee. In connection therewith, the Executive Committee shall be required to submit its recommendation within a period not to exceed sixty calendar days from the Board's consultation.

         THIRTY-FOUR.- Minutes shall be taken of every Board Meeting, indicating each approved resolution. Such minutes shall be entered in the relevant minute book and be signed by the Chairman and Secretary of the meeting.

         Pursuant to the final paragraph of Article one hundred forty-three of the General Law of Commercial Enterprises, the Board of Directors may validly pass resolutions without need of assembling its members at a formal meeting; the Executive Committee may do likewise. Any resolutions adopted outside a meeting shall in all cases require a vote in favor by all members or, in the permanent absence or incapacity of any such member, a vote in favor by the relevant alternate member, pursuant to the following provisions:

          I. The Chairman shall, either at his own initiative or at the request of the Statutory Examiner or any two members of the Board or the Executive Committee, notify the Statutory Examiner and all Board or Executive Committee members or alternates, as the case may be, either in writing or otherwise as he sees fit, of any resolutions to be adopted outside a meeting and the reasons therefor. In addition, the Chairman shall, in the event that any such recipient so requests, provide any and all documentation and explanations in connection therewith. The Chairman may request assistance from one or more Board or Executive Committee members of his choosing, or from the Secretary or his alternate, for purposes of completing such notices.

          II. In the event that all regular Board or Executive Committee members or, as the case may be, the alternates whose vote is required, provide the Chairman or assisting members their verbal consent to the resolutions submitted for their review, they shall confirm such consent in writing no later than the second business day thereafter as set forth in Section III hereinbelow. Such written confirmation shall be sent to the Chairman and the Secretary by mail, telex, fax or courier, or otherwise by a means ensuring receipt within two business days.

          III. For purposes of Section II above, the Chairman shall, either directly or through his assistants, send each Board or Executive Committee member the written draft minutes containing the agreements or resolutions to be adopted outside the framework of a meeting and any other documentation he deems appropriate, so that, following any relevant amendments, such draft minutes may be resent to the Chairman and the Secretary duly signed in acceptance thereof by each Board or Executive Committee member, as the case may be.

          IV. Immediately following their receipt of written confirmation from all Board or Executive Committee members, the Chairman and the Secretary shall proceed to enter in the relevant minute book the approved minutes containing all adopted resolutions, which shall be notarized with the signatures of the Chairman and the Secretary. The date of such minutes shall be the date on which the verbal or written consent of all relevant members was obtained , even if written confirmation thereof had not yet been received at the time, which confirmation shall, once received, be added to a file to be kept by the Company for such purpose. Such file shall additionally include the comments of the Statutory Examiner, if any, on the relevant draft minutes.

         THIRTY-FIVE.- The Board of Directors shall, at its initial meeting after the Shareholders' Meeting at which the Board was appointed, if the following appointments were not made at such meeting, name a Chairman, who shall be Mexican, from among its members, and such Chairman may, if he sees fit, designate one or more Vice Chairmen, a Treasurer, and a Secretary, as well as one or more Assistant Treasurers and Assistant Secretaries; provided, however, that the Treasurer, the Secretary, the Assistant Treasurers and the Assistant Secretary may or may not be members of the Board of Directors. The above posts, including those of Treasurer and Assistant Treasurer, and of Secretary and Assistant Secretary, and except those of Chairman and Vice Chairman, may be held by a single individual. In the temporary or permanent absence of the Chairman, his post shall be filled by one of the Mexican Vice Presidents, if any, in the order of their appointment and, in the absence thereof, by any Mexican Board member, while the post of Treasurer and Secretary shall in similar circumstances be respectively filled by an Assistant Treasurer and an Assistant Secretary, if any, or in the absence thereof by a person to be designated by the Board.

                        POWER AND AUTHORITY OF THE BOARD

         THIRTY-SIX.- The Board of Directors shall have the most comprehensive power and authority required for proper management of the Company's business affairs, including a comprehensive general power of attorney to engage in litigation and collection, to administer properties, and to perform ownership activities, without limitation whatsoever, that is to say, with all general powers and special powers requiring a special clause pursuant to law, as provided in the first three paragraphs of Article two thousand five hundred fifty-four of the Civil Code of the Federal District, including the powers listed in Article two thousand five hundred eighty-seven thereof. By way of illustration, the powers of the Board of Directors shall include the following:

          I.- To represent the Company before all manner of authorities, whether Federal, State or Municipal; to represent the Company before all manner of domestic or foreign individuals or legal entities; to represent the Company before Mediation Panels and Mediation and Arbitration Panels, whether federal or Local, with specific power and authority for all purposes contemplated in Sections II and II of
          Article 692 of the Federal Labor Law, concomitantly with Articles 786 and 876 thereof, thus being specifically authorized to present claims and defenses on behalf of the Company, to settle, submit to mediation, enter into agreements, file claims and suits, initiate and desist from all manner of legal proceedings and remedies, including injunctions, and act on behalf of the Company before all manner of judicial, administrative or other authorities responsible for resolving labor disputes; to seek or, as the case may be, desist from seeking injunctions; to file suit and, as the case may be, grant pardons; to bring charges and be listed as co-plaintiff with the Public Ministry; to desist from pursuing legal action; to settle; to enter into arbitration; to present claims and defenses; to disqualify judges; and to receive payments.

          II.- To provide, execute, endorse and secure all manner of credit instruments.

          III.- To designate the officers, employees, managers and agents of the Company, indicating their respective duties, obligations, and compensation.

          IV.- To open or close offices, branches or agencies.

          V.- To acquire shares, equity interests and securities issued by third parties and to exercise voting rights with respect to such shares of, or equity interests in, other companies; provided, however, that the Board of Directors shall require prior approval from shareholders acting at a Regular Shareholders' Meeting to acquire or dispose of shares or to exercise the right of withdrawal, solely in the following events:

                    1.- When the price of acquiring shares of another company arising from one or more simultaneous or successive acquisitions exceeds twenty percent of the Company's book value pursuant to its most recent financial statements. Approval at a Regular Shareholders' Meeting shall not be required in the event of acquisition of shares or equity interests in companies engaged in activities similar to the industrial, commercial or service-related activities of the Company.

                    2.- When the price for selling shares of other companies on one or more simultaneous or successive sales exceeds twenty percent of the Company's book value pursuant to the most recent financial statements. In addition, approval at a Regular Shareholders' Meeting shall be required if such sale involves, through one or more simultaneous or successive transactions, a loss of control of the company in question, when the activities of such company are similar to the industrial, commercial or service-related activities of the Company; and

                    3.- To exercise, pursuant to Article two hundred twenty of the General Law of Commercial Enterprises, the right of withdrawal appurtenant to the shares of variable capital stock held by the Company, when such withdrawal involves, through one or more simultaneous or successive actions, the reimbursement of shares at a price exceeding twenty percent of the Company's book value pursuant to the most recent financial statements. In addition, approval at a Regular Shareholders' Meeting shall be required in the event that such withdrawal involves, through one or more simultaneous or successive actions, a loss of control of the company in question, when the activities of such company are similar to the industrial, commercial or service-related activities of the Company.

                    VI.- To execute, amend, terminate and rescind agreements.

                    VII.- To accept mandates on behalf of the Company from
                         Mexican or foreign individuals or legal entities.

                    VIII.- To open bank accounts and draw funds therefrom, and to designate persons authorized to use the corporate seal to make deposits into and withdrawals from such bank accounts, with any restrictions deemed appropriate by the Board.

                    IX.- To provide collateral and personal guaranties to secure obligations of the Company, and to become joint debtor, surety and generally obligor with respect to the performance of third-party obligations, providing for the collateral and security interest required to secure such performance.

                    X.- To issue, replace and delegate general and special powers of attorney in connection with ownership activities, which shall require the joint exercise thereof by at least two persons, to issue, replace and delegate general and special powers of attorney in connection with management activities and litigation and collection, provided that the Board is not thereby entirely displaced in its responsibilities, and to revoke such powers.

                    XI.- To grant power and authority to provide, execute,
                         endorse and guarantee all manner of credit instruments; provided, however, that the authority to guarantee credit instruments shall always require the joint exercise thereof by at least two persons.

                    XII.- To convene Shareholders' Meetings and implement
                         resolutions adopted thereat.

                    XIII. The Board of Directors shall have the sole authority, which it may not delegate, to determine how to vote the shares held by the Company at the Shareholders' Meetings of companies in which the Company owns a majority equity interest.

                    XIV.- To enter into any agreements and make any decisions
                         required or appropriate in furtherance of the Company's purposes.

                           CHAIRMAN AND VICE CHAIRMAN

         THIRTY-SEVEN.- The Chairman, who shall necessarily be Mexican, shall chair Shareholder and Board Meetings, shall act as representative of the Board, shall implement resolutions adopted at Shareholder and Board of Director Meetings, unless a Chief Executive is designated at such meetings to implement such resolutions, shall generally oversee corporate operations, ensuring strict compliance with these bylaws, the regulations, and the decisions and provisions of Shareholders' Meetings, the Board of Directors and the Law, and shall jointly with the Secretary sign the minutes of Shareholder and Board Meetings. In the temporary or permanent absence of the Chairman, his duties shall be carried out with equal authority by one of the Vice Chairmen; in the absence of the Vice Chairmen, a majority of Directors shall designate a temporary replacement for the Chairman of the Board, who shall be Mexican and be among those designated by a majority of common shares.

                                    TREASURER

         THIRTY-EIGHT.- The Treasurer shall have the authority assigned to him by the Board of Directors, and may in his absence be substituted by the Assistant Treasurer or, in the latter's absence, by a person to be designated by the Board.

                                    SECRETARY

         THIRTY-NINE.- The Secretary shall have the authority assigned to him by the Board of Directors and shall keep the minute books, in one of which he shall enter and sign jointly with the Chairman all minutes of Shareholders' Meetings, and in the other all minutes of Board of Director Meetings. In his absence he shall be substituted by the Assistant Secretary, if any, and, in the absence of the latter, by a person designated by the Chairman.

                               EXECUTIVE COMMITTEE

         FORTY.- Shareholders acting at a Shareholders' Meeting may, by the vote in favor of a majority of common shares, designate from among the members of the Board of Directors an Executive Committee to be composed of a number of members and, as the case may be, their respective alternates, to be determined at such Meeting. The majority of Executive Committee members shall be of Mexican nationality and be designated by Mexican shareholders with the vote in favor of a majority of common shares.

         The duties of the Executive Committee having been delegated by the Board of Directors, it shall have the power and authority provided in Clause Thirty-Six hereof, except that which is listed in paragraph XII of such Clause; provided, however, that the powers granted to the Executive Committee shall not include those specifically reserved by Law or the bylaws for any other committee within the Company. The Executive Committee may not delegate the entirety of its powers to one or more agents or delegates. Specifically, the Executive Committee shall initially examine and, as the case may be, submit recommendations to the Board of Directors for approval on the following matters:

         1. Any sale or acquisition by the Company of shares or assets in an amount exceeding a sum to be determined by the Executive Committee with the approval of the Board of Directors, except in cases of cash management transactions in compliance with parameters to be determined by the Board.

         2. Any borrowing or financial leasing agreement by the Company resulting in a ratio of long- and short-term debt to long- and short-term debt plus stockholders' equity exceeding 45%, determined according to Mexican Generally Accepted Accounting Principles under the methodology applicable to the Company in its capacity as issuer of securities listed on the National Registry of Securities and Broker-Dealers.

         3. Approval of any corporate action resulting in a ratio of long- and short-term debt to long- and short-term debt plus stockholders' equity of less than 35% for any period exceeding 3 months.

         4. The setting of all significant accounting and tax-related policies of the Company or any change in an existing policy, except those requiring compliance pursuant to Mexican Generally Accepted Accounting Principles under the methodology applicable to the Company in its capacity as issuer of securities listed on the National Registry of Securities and Broker-Dealers.

         5. Entry by the Company into any new line of business requiring an initial investment projected to exceed the equivalent of 1,210,000 times the minimum daily general salary for the Federal District and its Metropolitan area.

         6. Approval of the Company's annual budgets, business plans or capital investment plans, and/or an increase in any budget item exceeding 20% of such item or 5% of such budget or plan in the aggregate.

         7. Any of the matters described in subparagraphs (1) through (6) above, in connection with any subsidiary and the exercise by the Company of voting rights with respect to any subsidiary, but not including any merger, liquidation or reorganization of any subsidiary having lower annual revenue than the equivalent of 4,850,000 times the minimum daily general salary for the Federal District and its Metropolitan area.

         8. Any relevant license or technology transfer agreement, or any agreement providing for technical assistance to the Company by any third party or by the Company to any third party.

         9. Policy on transactions between the Company or a subsidiary thereof and a Series "AA" shareholder or any subsidiary thereof or any beneficiary of a trust holding Series "AA" shares or subsidiaries of such beneficiary.

         10. Agreements relating to compensation for the senior officers of the Company, or any change in any existing compensation policy.

         11. Any action by any subsidiary in connection with any of the matters listed in subparagraphs (8) through (10) above, or any merger, liquidation or reorganization not included in subparagraph (7) above.

         The Executive Committee shall be validly in session when the majority of its members are in attendance, provided that a majority of members designated by Mexican shareholders is present, and the Committee's resolutions shall be valid if adopted by the majority vote of those in attendance, except as provided in the following two paragraphs.

         For purposes of submitting a recommendation pursuant to this clause in connection with the matters listed in subparagraphs (1) through (7) above, the Executive Committee shall be validly in session provided that all its members are in attendance, and its resolutions shall be valid if approved by the unanimous vote of its members.

         For purposes of submitting a recommendation pursuant to this clause in connection with the matters listed in subparagraphs (8) through (11) above, the Executive Committee shall be validly in session provided that 4 (four) of its members are in attendance, and its resolutions shall be valid if approved by the vote of 4 (four) of its members.

         In the event of a tie, the Committee Chairman shall have the casting vote.

         The Executive Committee shall meet as frequently as necessary in order to remain continuously involved in the issues that pertain to it.

         The Executive Committee shall at each of its meetings decide on matters submitted for review in connection with subparagraph (1) through (11). In the event that no decision is reached on any of the above-indicated matters either because a meeting failed to be held due to lack of quorum or because the required votes were not obtained, such decision shall be postponed for as long as necessary to achieve the unanimous or majority vote indicated in the preceding paragraphs; provided, however, that if such unanimous or majority vote for any reason fails to be obtained within a period of 60 (sixty) calendar days, the Executive Committee may decide on the matter in question by the majority vote of Executive Committee members.

         The Executive Committee shall draft its own bylaws on the basis hereof, which bylaws shall be submitted to the Board of Directors for approval.

         In any event, the Statutory Examiners shall be invited to attend Executive Committee meetings, where they may participate but not vote, and the Executive Committee shall, at Board Meetings, report to the Board on its activities.

                            OVERSIGHT OF THE COMPANY

         FORTY-ONE.- Oversight of the Company shall be entrusted to one or more Statutory Examiners and their respective alternates, to be elected at a Regular Shareholders' Meeting by the majority vote of common shares. Statutory Examiners need not be shareholders; they shall have the authority and responsibilities determined by Law and shall serve one-year terms; provided, however, that they shall remain in office until the persons designated to replace them have taken office. Statutory Examiners may be reelected. Alternate Statutory Examiners shall be called to serve when a Statutory Examiner is for any reason unable to perform his duties.

         FORTY-TWO.- Those elected to serve as Statutory Examiners shall provide a bond securing their performance in like manner as Directors, as set forth in Clause Thirty-Two.

                      FISCAL YEAR AND FINANCIAL STATEMENTS

         FORTY-THREE.- Fiscal years shall be twelve months in duration, spanning from January first to December thirty-first of each year.

         FORTY-FOUR.- At the end of each fiscal year, the Board of Directors shall draft a report including at least the information described in article 172 of the General Law of Commercial Enterprises, which report shall have been completed within three months following the close of such fiscal year. The Board of Directors shall deliver the report to the Statutory Examiners, together with all supporting documentation, at least one month prior to the Shareholders' Meeting where it is to be discussed. At least fifteen days prior to the scheduled date for the Shareholders' Meeting where the report from Management is to be discussed, the Statutory Examiners shall complete their report on the truthfulness, adequacy and reasonableness of the information submitted by the Board of Directors, which shall include at least all information listed in article 166, Section IV, of the General Law of Commercial Enterprises. The Board of Directors' report described in this clause, including the Statutory Examiners' report, shall have been completed and made available to shareholders at least fifteen days prior to the relevant Shareholders' Meeting date. Shareholders shall be entitled to receive a copy of such report.

              RESERVE AND METHOD OF DISTRIBUTING PROFITS AND LOSSES

         FORTY-FIVE.- Net earnings pursuant to financial statements approved at the Annual Shareholders' Meetings shall be distributed as follows:

         a) Firstly, five percent shall be set aside for creating or replenishing the legal reserve until it amounts to one fifth of capital stock.

         b) Then, an amount determined at the Shareholders' Meeting shall be set aside to create any extraordinary, special or additional funds as deemed appropriate.

         c) Amounts agreed upon at the Shareholders' Meetings shall be set aside to create or increase general or special reserves, including, as the case may be, a reserve for the repurchase of the Company's shares described in Article Fourteen Bis, Section I, of the Securities Market Law.

         d) The necessary amount shall be set aside to pay the preferred dividend for the relevant fiscal year to which the Series "L" shareholders are entitled or, as the case may be, to pay accrued preferred dividends with respect to previous fiscal years.

         e) Any remaining net earnings may be distributed by way of dividend among shareholders in proportion to their respective payment for the shares they hold.

         The payment of dividends shall be made against the relevant coupons, unless another verification method is agreed upon at the Shareholders' Meeting. Dividends uncollected for five years from the payment date thereof shall prescribe in favor of the Company.

         Compensation for Directors and Statutory Examiners shall be determined at the Annual Shareholders' Meetings.

         In the event of losses, these shall be borne by shareholders in proportion to their respective number of shares; provided, however, that the obligation of shareholders shall in all cases be limited to the payment of their subscription amount, and no additional payment shall be required of them.

                             GROUNDS FOR DISSOLUTION

         FORTY-SIX.- The Company shall be dissolved:

          I.   Upon expiration of the term provided herein.

          II. Upon inability to continue to pursue the main purpose of the Company.

          III. By agreement among the partners pursuant to the partnership agreement and the law.

          IV. When the number of shareholders falls below five, which is the minimum required by law.

          V.   Upon losses amounting to two thirds of the capital stock.

                              TERMS FOR LIQUIDATION

         FORTY-SEVEN.- Dissolution of the Company having been agreed upon, liquidation proceedings shall commence and one or more liquidators shall be appointed at a Special Shareholders' Meeting by the majority vote of common shares. Such liquidators, who shall act on behalf of the Company and shall have the powers and responsibilities indicated in article two hundred forty-two of the General Law of Commercial Enterprises, shall proceed to distribute the remainder among shareholders, pursuant to articles two hundred forty-seven and two hundred forty-eight of such law, as follows:

         I. They shall conclude the Company's business affairs as they see fit;

         II. They shall collect receivables and pay debts, selling the Company's assets as required for such purpose;

         III. They shall prepare a final liquidation balance sheet; and

         IV. Upon approval of the final liquidation balance sheet, they shall distribute the distributable net assets among all shareholders as follows:

         1. Series "L" shareholders shall be paid a preferred dividend equal to five percent of the theoretical value of their shares to the unsatisfied extent;

         2. Series "AA" and "A" common shareholders shall be paid a dividend equivalent to the dividend paid to Series "L" shareholders pursuant to point 1 above.

         3. Once the items described in points 1 and 2 above have been paid, Series "L" shareholders shall be paid a reimbursement per share equivalent to the theoretical value of $0.025 per share;

         4. Out of the remainder, Series "AA" and "A" shareholders shall be paid an amount equal to the amount provided in point 3 above; and

         5. The remainder shall be distributed in equal part among all shareholders in proportion to the number of shares held by each and the amount paid therefor. In the event of a dispute among the liquidators, the Statutory Examiner shall call a Special Shareholders' Meeting to resolve the questions in dispute.

         FORTY-EIGHT.- The founding partners do not reserve any right whatsoever.

         FORTY-NINE.- The provisions of the General Law of Commercial Enterprises shall govern all matters not specifically provided for herein.

         FIFTY.- Any dispute to which the Company is a party arising in connection with the execution, interpretation, or performance under this agreement, shall be submitted to the federal courts of Mexico.

                     TEMPORARY AND SUPPLEMENTARY PROVISIONS
                       OF THE ARTICLES OF INCORPORATION OF
                           AMERICA MOVIL, S.A. DE C.V.

            SET FORTH BY WAY OF ILLUSTRATION AND WITHOUT LIMITATION:


A) The Company's minimum fixed capital not subject to withdrawal and fully paid in, amounts to $402,900,048.30 and is represented by 3,266,191,868 Series "AA" common registered shares with no stated par value; 345,648,701 Series "A" common registered shares with no stated par value, and 10,872,673,431 Series "L" registered shares with no stated par value and providing for limited voting rights; all the above being fully subscribed for and paid in.

It is hereby noted that a total of 1,631,487,932 Series "L" shares are at the date hereof being held at the Treasury of the Company for buyback purposes pursuant to Art. 14 bis of the Securities Market Law.

B) The Board of Directors of the Company shall be initially comprised of eleven Directors, as follows:

                           DIRECTORS FOR COMMON SHARES

                             ING. CARLOS SLIM HELU
                             ING. JAIME CHICO PARDO
                             C.P. HUMBERTO GUTIERREZ OLVERA Z.
                             LIC. ALEJANDRO SOBERON KURI
                             SRA. MA. ASUNCION ARAMBURUZABALA L.
                             LIC. DANIEL HAJJ ABOUMRAD
                             LIC. RAFAEL ROBLES MIAJA
                             SR.  DREW ROY
                             SR.  ROYCE S.CALDWELL


                         DIRECTORS FOR SERIES "L" SHARES

                             ING. CLAUDIO X. GONZALEZ LAPORTE
                             LIC. DAVID IBARRA MUNOZ


C) The following shall serve as Statutory Examiners of the Company:

    STATUTORY EXAMINER                             ALTERNATE STATUTORY EXAMINER

C.P. FRANCISCO ALVAREZ DEL CAMPO                  C.P. AGUSTIN AGUILAR LAURENT


D) Messrs. Ing. Carlos Slim Helu and Lic. Rafael Robles Miaja shall respectively serve as Chairman and Secretary of the Board of Directors.


E) Each Director and Statutory Examiner, as well as the Secretary and, as the case may be, the Assistant Secretary, shall receive P$13,000.00 for each Board meeting they attend by way of fee in connection with their responsibilities, with the exception of the final Board meeting of the year 2000, for which the attendance fee to be received by each shall amount to P$130,000.00, all such payments being subject to any relevant tax withholdings.

F) The following Directors shall serve as members of the Executive Committee of America Movil, S.A. de C.V.:

                             ING. CARLOS SLIM HELU
                             LIC. DANIEL HAJJ ABOUMRAD
                             C.P. HUMBERTO GUTIERREZ OLVERA Z.
                             SR.DREW ROY.


G) America Movil, S.A. de C.V. shall issue the following powers to Messrs. Lic. Daniel Hajj Aboumrad, Ing. Adolfo Cerezo Perez, C.P. Jose Manuel Camacho Berrueta and C.P. Felix Elizundia Villafana:


(1).- GENERAL POWER OF ATTORNEY FOR LITIGATION AND COLLECTION PURPOSES, pursuant to paragraph one of Article two thousand five hundred fifty-four of the Civil Code for the Federal District and concomitant articles of the respective Civil Codes of all States of Mexico, including all general powers and special powers requiring a special clause under the Law, particularly the powers provided in Article two thousand five hundred eighty-seven of the Civil Code for the Federal District and concomitant articles of all State Civil Codes of Mexico, with the sole exception of the power to assign assets.

By way of illustration, the power and authority of the above-named agents shall include the following:

I.- To desist from taking legal action.
II.- To settle.
III.- To enter into arbitration.
IV.- To present claims and defenses.
V.- To disqualify judges.
VI.- To receive payments.
VII.- To bring criminal charges and file claims, as well as to desist from pressing charges and grant pardons when permitted by Law.
VIII.- To seek or desist from seeking injunctions.
IX.- To authorize third parties to receive notices and any manner of documents. X.- To issue and revoke all manner of powers of attorney.

The above-named agents shall exercise all power and authority hereunder before individuals and all types of administrative or judicial authorities, including federal and local authorities, and before local or federal mediation and arbitration panels and labor authorities.

(2).-GENERAL POWER OF ATTORNEY FOR ADMINISTRATIVE ACTIONS, pursuant to paragraph one of Article two thousand five hundred fifty-four of the Civil Code for the Federal District and concomitant articles of the respective Civil Codes of all States of Mexico, including the power to issue and revoke all manner of powers of attorney.

(3).- POWER OF ATTORNEY FOR LITIGATION AND COLLECTION PURPOSES AND FOR ADMINISTRATIVE ACTIONS RELATING TO LABOR DISPUTES AND ISSUES, pursuant to Articles eleven, six hundred ninety-two section two, seven hundred eighty-six, eight hundred seventy-six, and other relevant articles of the Federal Labor Law, and pursuant to the first two paragraphs of Article two thousand five hundred fifty-four of the Civil Code for the Federal District and concomitant articles of the respective Civil Codes of all States of Mexico, including the special powers requiring a special clause under the Law as provided in Article two thousand five hundred eighty-seven of the Civil Code for the Federal District and concomitant articles of all other above-mentioned Civil Codes, with the sole exception of the power to assign assets but specifically including without limitation the powers listed hereinbelow, such as to desist from pursuing legal action, to settle, to enter into arbitration, to disqualify judges, to present claims and defenses, to receive payments, to provide receipts and vouchers, to seek and desist from seeking injunctions, to bring charges and file claims, to authorize third parties to receive notices and all manner of documents, to issue and revoke all manner of powers of attorney, and generally to exercise their power and authority and undertake all types of actions with respect to all manner of individuals and legal entities and before all types of judicial or administrative authorities, whether local or federal, especially Local and Federal Mediation and Arbitration Panels. In particular, the above-named agents may appear before any and all labor authorities to complete all procedures required for resolving labor disputes and other labor matters involving the Company, for which purpose such agents shall act in their capacity as Representatives of the Company, pursuant to Article eleven of the Federal Labor Law, which is transcribed as follows: "Directors, administrators, managers, and other individuals performing governance or management activities at the company or enterprise shall be considered representatives of the employer and therefore bind the employer in their relations with workers". In the exercise of their powers, the agents may participate by representing the Company at the mediation stage when summoned by Mediation Panels and the Mediation and Arbitration Panels, having all power and authority to reach decisions and execute any agreements required for resolving labor disputes during such stage. They may in addition be present at all other stages of labor proceedings.

(4).- General Power of Attorney for Ownership Activities, pursuant to paragraph three of Article two thousand five hundred fifty-four of the Civil Code for the Federal District and concomitant articles of the respective Civil Codes of all States of Mexico

(5).- General Power of Attorney to accept, execute, draw, issue, endorse and otherwise sign credit instruments, pursuant to article nine and other relevant articles of the Ley General de Titulos y Operaciones de Credito (General Law of Credit Instruments and Transactions).

(6).- Fully or partially entrust to third parties or delegate the powers provided under subparagraphs (1), (2), (3), (4), and (5), and issue general and special powers of attorney on such terms and providing for such power and authority as they may deem convenient or appropriate, at all times and in all cases reserving the exercise of the powers set forth herein, having likewise the authority to revoke the delegation of power or the powers of attorney issued by them or by any other committee or agent of the Company.

(7).- The agents may, when fully or partially entrusting to third parties or delegating these powers, and when issuing general or special powers of attorney to such third parties on such terms and with such power and authority as the issuing agents may deem convenient or appropriate, transfer to such third parties in whole or in part the powers set forth in subparagraph (6) above in order to enable such third parties, to the extent of the power and authority granted in each particular case, to perform the following: fully or partially entrust or delegate their respective powers and issue general or special powers on such terms and providing for such power and authority as they deem necessary or appropriate, at all times and in all cases reserving the exercise of their powers, and, if so authorized, revoke the delegation of power or the powers of attorney issued either by them or by any other committee or agent of the Company.

(8).- Powers of attorney for litigation and collection purposes, for administrative action, and for labor disputes and other labor-related matters provided under subparagraphs (1), (2) and (3), as well as the power and authority granted under subparagraphs (6) and (7) above, when referring to such powers, may be exercised by any one of the agents on an individual basis and in compliance with the provisions of subparagraph (9) hereinbelow.

(9).- Powers of attorney to perform ownership activities and to sign credit instruments provided under subparagraphs (4) and (5), as well as the power and authority granted under subparagraphs (6) and (7), when referring to such powers, shall be exercised jointly by any two of the agents appointed herein or by any one such agent jointly with another agent being granted in the future sufficient power and authority for such purpose, except in the following cases:

a) When performing ownership activities in connection with real estate properties or issuing powers of attorney providing for authority to perform ownership activities, at least one of the two agents involved shall necessarily be any of Messrs. Lic. Daniel Hajj Aboumrad or Ing. Adolfo Cerezo Perez.


b) When opening checking accounts, signing checks or authorizing third parties to do so, Mr. Ing. Adolfo Cerezo Perez may act individually.


H) It shall be specifically provided that:

Shareholders at a Regular Shareholders' Meeting and the Board of Directors may at any time and within their respective jurisdictions approve any changes or substitutions as they see fit in connection with the appointments, fees and powers set forth in the temporary and supplementary provisions of the articles of incorporation of America Movil, S.A. de C.V.

I) Fiscal years shall coincide with the calendar year. However, the Company shall commence a shortened fiscal year at the date hereof, which shall conclude on December 31, 2000.

====================================================================